Exhibit 10.3

COMMERCIAL LEASE AGREEMENT

This Commercial Lease Agreement ("Lease") is made this 8th day of April, 2021 (the "Effective Date") between **DESIGN DISTRICT DEVELOPMENT PARTNERS, LLC**, a Florida limited liability company ("Landlord"), and **GAUCHO GROUP, INC.**, a Delaware corporation ("Tenant").

1. **Basic Lease Provisions and Definitions**. This Section 1 is an integral part of this Lease and all of the terms hereof are incorporated into this Lease in all respects. In addition to the other provisions which are elsewhere defined in this Lease, the following, whenever used in this Lease, shall have the meanings set forth in this Section, unless such meanings are expressly contradicted, limited or expanded elsewhere herein:

(a) Effective Date:	April 8th, 2021
(b) Premises:	Suite 106 consisting of 1,529 rentable square feet (Sect. 2)
(c) Commencement Date:	Date of delivery of possession by Landlord (Sec. 4.2)
(d) Rent Commencement Date:	May 1, 2021 (Sec. 5.1)
(e) Term:	The period commencing on the Commencement Date and ending 7 years after the Rent Commencement Date. (Sec. 4.1)
(f) Intentionally Deleted	Intentionally Deleted
(g) Permitted Use:	Sale of clothing and leather goods and for no other purpose whatsoever (Sec. 3.1)
(h) Intentionally Deleted	Intentionally Deleted
(i) Intentionally Deleted	Intentionally Deleted
(j) Trade Name:	GAUCHO (Sec. 3.1)
(k) Base Rent:	Initially $321,090.00 per annum, payable in equal monthly installments of $26,757.50, plus applicable sales tax. The Base Rent shall be increased at the beginning of the second and each subsequent Lease Year during the Term by an amount equal to 3% of the Base Rent for the immediately preceding Lease Year (defined below). (Sec. 5)
(l) Abatement Period:	15% of the Base Rent shall be abated during the first Lease Year and 10% of the Base Rent shall be abated during the second and third Lease Years (Sec. 5.3)
(m) Intentionally Deleted	Intentionally Deleted
(n) Intentionally Deleted	Intentionally Deleted
(o) Tenant's Share of Property Taxes:	8.33% Property Taxes for the Building (Sec. 7(a))
(p) Tenant's Share of Operating Expenses:	3.62% of the Operating Expenses for the Building (Sec. 7(b))
(q) Prepaid Rent:	$28,065.21 (first month's Base Rent, estimated Operating Payment, estimated Property Taxes and sales tax thereon) (Sec. 10)
(r) Security Deposit:	$56,130.42 (Sec. 10)
(s) Intentionally Deleted	Intentionally Deleted
(t) Landlord's Work:	None
(u) Tenant's Work:	See Exhibit "B"

(v) Intentionally Deleted	Intentionally Deleted
(w) Tenant's Work Completion Date:	90 days following the Commencement Date (Sec. 16.1)
(x) Intentionally Deleted	Intentionally Deleted.
(y) Brokerage:	Tenant's Broker: Fortune International Realty Landlord's Broker: DWTNTWN Realty Advisors, LLC (Sec. 39)
(x) Guarantor:	Gaucho Group Holdings, Inc., a Delaware corporation (Exhibit "E")

2. **Premises**. Subject to the terms and provisions of this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, those certain premises (the "Premises") consisting of 1,529 rentable square feet in Suite 106 of the building known as "Design 41" located at 112 N.E. 41st Street, Miami, in the County of Miami-Dade, State of Florida (the "Building"). A floor plan of the Premises is attached hereto and labeled "Exhibit C". Tenant's taking of possession of the Premises shall constitute Tenant's acceptance of the Premises in all respects, including its square footage configuration and other physical features. By taking possession of the Premises, the Tenant waives any objections to the square footage, configuration and other physical features of the Premises, and Tenant acknowledges that, except as expressly set forth herein, the amount of Base Rent and all other charges due hereunder for the Lease of said Premises does not depend upon the floor area of the Premises.

3. **Use Of Premises.**

3.1. **Permitted Use and Business Name**. The Premises shall be used and occupied only for the sale of clothing and leather goods and for no other purpose whatsoever. The business of Tenant in the Premises shall be carried on under the name and style **GAUCHO** and under no other name and style unless approved by the Landlord in writing, in Landlord's sole and absolute discretion. Tenant shall not use or permit or suffer the use of the Premises for any other business purpose without the Landlord's prior written consent which may be withheld in Landlord's sole and absolute discretion.

3.2. **Hours of Business**. During the Term, the Tenant shall conduct its business in the Premises, at a minimum, on Monday through Saturday from 9:00 a.m. to 9:00 p.m., except on holidays acceptable to Landlord; provided, however, that if a majority of the ground floor retail stores in the Design District do not open for business at 9:00 am, then Tenant may open for business each day at the earlier of 11:00 am or the time that a majority of ground floor retail stores in the Design District open for business. Landlord may require other minimum hours if such requirement is made of at least 75% of all other tenants in the Building. Tenant may conduct business on the Premises, in addition to the foregoing times, at Tenant's sole expense.

3.3. **Opening and Continuous Occupancy**. Tenant shall open the whole of the Premises for business to the public, fully fixtured, stocked and staffed within 30 days after the Commencement Date, as hereinafter defined. The Tenant shall continuously, actively and diligently carry on the business specified in **Section 3.1** on the whole of the Premises during the entire Term, during such hours and upon such days as are herein required, except when prevented from doing so by force majeure (as defined in Section 50 below), and shall conduct its business at all times in a reputable manner and in accordance with the terms and conditions of this Lease. Tenant acknowledges that its continued occupancy of the Premises and the regular conduct of its business therein are of utmost importance to neighboring tenants and to the Landlord in the renting of space in the Building, the renewal of other leases therein, and the efficient and economic supply of services and utilities. Further Tenant understands that if Tenant fails to open for business and operate continuously, and/or leaves the Premises or any part thereof vacant, the risk of fire, other casualty and vandalism to the Premises and the Building will be increased. The Tenant acknowledges that the Landlord is executing this Lease in reliance thereupon and that the same is a material element inducing the Landlord to execute this Lease.

3.4. **Tenant's Covenants as to Use and Occupancy**. Tenant shall exercise reasonable care in its use of the Premises and the Building and shall not do or permit anything to be done in or about the Premises or Building, nor bring nor keep anything in the Premises or Building which will in any way affect the fire or other insurance upon the Building, or any of its contents, or which shall in any way conflict with any statute, ordinance, rule, regulation, order, law or other requirement, including

without limitation, the ADA (as hereinafter defined) (collectively the "Laws") affecting the occupancy and use of the Premises or Building, which is now, or may hereafter be, enacted or promulgated by any public authority. Tenant shall not injure, obstruct or unreasonably interfere with the rights of other tenants of the Building, or injure or annoy them. Tenant shall not use, or allow the Premises to be used, for any illegal purpose, or any purpose constituting a public or private nuisance or for sleeping purposes, or cooking, and nothing shall be prepared, manufactured, or mixed in the Premises which would emit an odor and/or fumes of any type into or around any part of the Building. Tenant shall promptly comply with and execute all of the aforesaid Laws and all rules, orders and regulations of the Southeastern Underwriters Association for the prevention of fires, at Tenant's own cost and expense. Tenant shall pay for any increases in Landlord's insurance due specifically to Tenant's use of the Premises or Building and for all damage and any amounts expended by Landlord to correct a breach by Tenant of this Section. On or prior to the Commencement Date and at all times during the Term of this Lease and any extensions or renewals thereof, Tenant shall, at its expense, obtain and maintain all permits, licenses and other governmental authorizations which are necessary for the operation of its business in accordance with Section 3.1.

3.5. **Inventory, Staff and Fixtures.** The Tenant shall maintain available a substantial stock of goods, wares and merchandise adequate to ensure successful operation of the Tenant's business, and shall employ and maintain sales and other personnel sufficient at all times for proper service to customers. But, the Tenant shall store and stock in the Premises only such inventories as the Tenant intends to sell at retail from or upon the Premises, and unless otherwise agreed by the Landlord, the Tenant shall use for office, storage and other non-selling purposes only such space in the Premises as is reasonably required to maintain the Tenant's retail sales therein. The Tenant shall install and maintain at all times in the Premises modern and high quality fixtures, furnishings, fittings and equipment adequate, appropriate and properly laid out to maximize the Tenant's retail sales. Tenant shall not store or otherwise place its inventory or other personal property within the hallways, vestibules, common areas or any other portion of the Building (other than the Premises) or the areas surrounding the Building. If Tenant shall store or place its inventory or other personal property in violation of the foregoing sentence, Landlord may remove and dispose of the same as Landlord sees fit, without liability to Tenant or any obligation to account to Tenant therefor, and Tenant shall be liable to Landlord for the cost of such removal and disposition.

3.6. **Windows**. Tenant shall keep display windows attractive and neatly dressed. All unsightly items within the Premises which can be seen from the windows shall be kept behind interior partitions. Tenant covenants and agrees that if the display of any signs or placards in or on the Premises at any time or times during the term hereof shall be objected to by the Landlord, and if notice in writing is given by Landlord or its agents of such objection or objections, the Tenant shall immediately and as often as such notices are received remove such signs or placards objected to, and failing so to do, expressly agrees that the Landlord or its agents may enter the Premises and remove such sign or placards objected to, using such force as may be necessary so to do without being deemed guilty of any forcible entry, detainer, trespass or in breach of the covenant of quiet enjoyment.

3.7. **Prohibited Uses**. Tenant shall not use the Premises nor permit them to be used for any of the following purposes: (A) for the sale by the Tenant, as its principal business purpose, of any merchandise which the Tenant, in the course of its normal business practice, purchases at manufacturers' clearances or purchases of ends-of-runs, bankruptcy stock, seconds or other similar merchandise; (B) for the sale of second-hand goods, war surplus articles, insurance salvage stock, fire sale stock, merchandise damaged by or held out to be damaged by fire, except merchandise damaged by fire or smoke occurring in the Building, and then only for thirty (30) days after the date of any such damage; (C) as an auction or flea market; (D) for a bankruptcy sale or going-out-of-business sale or liquidation sale or any similar sale, unless the Tenant is in fact in bankruptcy or is going out of business or is in liquidation, in which case such sale shall not continue beyond thirty (30) days; (E) a business primarily used for a mail order office or catalog store; (F) any business in which the Tenant is engaged in intentionally deceptive or fraudulent advertising or selling practices or any other act or business practice contrary to honest retail practices; (G) or any use other than as specified in paragraph 3.1 above; (H) any use that would constitute a violation of any applicable Law; (I) any use which conflicts with the rules and regulations that Landlord may impose pursuant to Section 13 hereof; (J) any use in violation of any covenant, restriction or other encumbrance, now or hereafter affecting the Premises or Building.

4. **Term**.

4.1. The term of this Lease (the "Term" or "Lease Term") shall be for a period of seven (7) years commencing on the Commencement Date and ending on the date that is seven (7) years after the Rent Commencement Date (defined below), or sooner, if terminated as provided herein. If Tenant, with Landlord's prior consent, shall occupy the Premises before the Commencement Date, all provisions of this Lease shall be in full force and effect commencing upon the Tenant's occupancy, and

Base Rent and Additional Rent for such period shall be paid by Tenant at the same rate herein specified for the Term. Promptly following the Commencement Date, the parties shall execute a Certificate in the form of Exhibit "F" hereto, with appropriate insertions.

4.2. Prior to the Commencement Date, Tenant shall have only limited access to the Premises for the purposes of inspection and measurement verification. Tenant agrees that its entry onto and occupation of the Premises prior to the Commencement Date shall be subject to all of the terms of this Lease, except the covenants to pay Rent. Tenant agrees to take physical possession of the Premises upon delivery of possession by Landlord with Landlord's Work described in Exhibit "A" hereto substantially complete. Upon receiving actual possession, Tenant shall have access to the Premises for all purposes set forth under this Lease. Failure of Landlord to deliver possession of the Premises in the manner and condition as provided in this Lease will not give rise to any claim for damages by Tenant against Landlord, or against Landlord's contractor, or permit Tenant to rescind or terminate this Lease; provided that if the Premises are not delivered to Tenant on or before the expiration of 120 days after the Effective Date, then at any time thereafter, either party may deliver written notice to the other terminating this Lease which shall be effective thirty (30) days thereafter unless Landlord delivers possession prior to expiration of such period. Without limiting the generality of the foregoing, Landlord shall have no liability or responsibility whatsoever to Tenant for any delay or refusal of any tenant or other person occupying the Premises as of the Effective Date to timely and properly vacate and surrender the Premises. Landlord shall have the sole and exclusive right to any and all damages, including without limitation, holdover rent, suffered or otherwise incurred as a result of the failure by any such existing tenant or other occupant to so vacate and surrender the Premises.

5. **Base Rent**.

5.1. As rental for the lease of the Premises, Tenant shall pay to Landlord, at Landlord's address set forth in Section 22 hereof, or at such other place and to such other person as Landlord may from time to time designate in writing for the initial term of this Lease, total monthly base rent ("Base Rent") in the initial amount of Twenty-Six Thousand Seven Hundred Fifty-Seven and 50/100 ($26,757.50) Dollars, plus applicable sales tax, including, but not limited to all state sales tax thereon, (subject to escalation as described in Section 5.2 and abatement as described in Section 5.3 below) payable in monthly installments, in advance, without notice, due on the first day of each calendar month commencing on the Rent Commencement Date and continuing during the Term of this Lease, free from all claims, demands or setoffs against Landlord of any kind or character whatsoever. If the Term of this Lease shall begin or terminate on other than the first or last day respectively of a calendar month, all Base Rent and other charges accruing under this Lease for such portion of the partial calendar month shall be apportioned and paid on the basis of a thirty day month. In addition to any other sums due under this Lease, simultaneously with Tenant's execution of this Lease, Tenant shall pay Landlord the first month's rent.

5.2. The Base Rent set forth in Section 5.1 above shall be increased at the beginning of each Lease Year (as hereinafter defined) during the term of this Lease (and any renewal hereof) by an amount equal to three (3%) percent of the Base Rent for the immediately preceding Lease Year. A "Lease Year" shall be the twelve month period commencing with the Rent Commencement Date and ending one year later, and each successive period of twelve months thereafter during the Lease Term, except for the last Lease Year, which may be less than twelve months.

The first adjustment of Base Rent shall be made at the beginning of the second Lease Year, and at the beginning of each new Lease Year thereafter. Anything herein to the contrary notwithstanding, in no event shall Base Rent in any Lease Year be less than the amount of Base Rent for the immediately previous Lease Year. Base Rent shall continue to be payable in monthly installments as otherwise described in Section 5.1 above until Landlord notifies Tenant of the new monthly Base Rent installment amount. Landlord shall attempt to so notify Tenant prior to commencement of each new Lease Year. However, failure of Landlord to timely notify Tenant of the new monthly Base Rent installment amount shall not be deemed a waiver by Landlord of the increased rental; the new monthly amount (or any portion not previously paid) shall be payable, retroactive to the commencement of the new Lease Year, upon notification by Landlord to Tenant of the new monthly Base Rent installment amount.

5.3 Notwithstanding the foregoing, fifteen percent (15%) of the Base Rent shall be abated during the first Lease Year and ten percent (10%) of the Base Rent shall be abated during the second and third Lease Years (collectively the "Base Rent Abatement Period"). Notwithstanding the foregoing, if a Tenant default occurs during the Base Rent Abatement Period, then Tenant shall immediately commence paying the full amount of Base Rent which would otherwise be required to be paid under this Lease in the absence of the Base Rent abatement, and Tenant shall further immediately pay to Landlord the entire amount of any previously abated Base Rent. For avoidance of doubt, neither the Property Tax Payment nor the Operating Payment (each defined below) is subject to this abatement

and Tenant shall commence making Property Tax Payments and the Operating Payment from and after the Commencement Date.

6. Intentionally Deleted.

7. Property Taxes; Operating Payment.

(a) Property Taxes. From and after the Rent Commencement Date, Tenant shall pay, in addition to Base Rent, the Operating Payment and without deduction or set-off of any kind, Tenant's Share (defined below) of all real property taxes and assessments which may be levied or assessed against the Building and the land on which it is located during the Term by any lawful authority for each calendar year including, without limitation, all Impositions (defined below) and the cost of any contest, review or negotiation of an assessment by Landlord, as described in (c) below (collectively "Property Taxes"). Notwithstanding anything to the contrary contained in this Lease, Property Taxes shall include any form of tax or assessment, license fee, license tax, tax or excise on rent, or any other levy, charge, or similar imposition ("Impositions") imposed by any governmental authority or political subdivision having jurisdiction, or any school, agricultural, lighting, drainage, management, roadway, water, levee, utility or other improvement or special assessment district, on any interest of Landlord or Tenant in the Premises, the Building or the underlying land. The Impositions shall include but not be limited to: (aa) any partial or total substitute impositions for real property taxes; (bb) any impositions imposed upon owners of real estate (including any water and sewer tax assessment) rather than upon persons generally, as well as any tax which may become a lien on the Building or underlying land or other improvements thereon, or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises; (cc) any Impositions upon this Lease or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, and (dd) any impositions for offsite property or facilities that provide an easement required to be maintained for the benefit of or that serves the Building.

Tenant agrees that "Tenant's Share" of the Property Taxes shall be an amount determined by multiplying the Retail Property Taxes (defined below) by a fraction, the numerator of which shall be the rentable square feet of the Premises and the denominator of which shall be the rentable square feet of all leasable retail space in the Building (including the Premises), which as of the Effective Date is 22.31%. The term "Retail Property Taxes" shall mean 37.31% of the Property Taxes allocable to the total retail space in the Building, based on the relative values of the various types of uses in the Building (including without limitation, retail, showroom, office and restaurant). Landlord reserves the right to adjust such percentage annually based on an appraisal. Notwithstanding the foregoing, Landlord shall have the right, from time to time, in its sole discretion, to remeasure the Building, the common areas (as hereinafter defined) and the individual tenant premises within the Building, using typical property management standards (a "Remeasurement") and Tenant's Share of Property Taxes may be adjusted due to the results of any such Remeasurement.

For the avoidance of doubt, Tenant's share of Retail Property Taxes is equal to 8.33% of the Property Taxes for the entire Building as of the Effective Date.

Tenant agrees to pay Tenant's Share of the Property Taxes, plus applicable sales tax, including but not limited to all state sales tax thereon, in monthly installments simultaneously with Base Rent. Such payments shall be prorated for the first and last calendar years of the Term hereof if the Rent Commencement Date is not the first day, or if the Term does not end on the last day of a calendar year. From time to time, Landlord shall notify Tenant in writing of Landlord's estimate of Tenant's monthly installments due with respect to Property Taxes. Such monthly installments shall be paid on or before the 1st day of each calendar month, in advance. Upon confirmation of all Property Tax bills attributed to any calendar year during the Term, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's proportionate share of the Property Taxes for that year. If the total amount paid by Tenant for any calendar year during the Term is less than the actual amount due from Tenant for that year, as shown on the statement, Tenant shall pay Landlord the deficiency within 10 days after demand by Landlord. If the total amount paid by Tenant for any calendar year exceeds the amount due from Tenant for that calendar year, Landlord shall credit the excess against payments due. Tenant's liability for Tenant's Share of Property Taxes for the calendar years in which this Lease begins and ends shall be subject to a prorata adjustment based on the number of days in those years. Landlord's and Tenant's obligations under this Section 6 shall survive the expiration of the Term or termination of this Lease. An official tax bill (or copy), if available, shall be submitted by Landlord to Tenant, upon request by Tenant, and shall be conclusive evidence of the amount of the tax assessed or levied, the items taxed and the installments. Tenant's Share of actual Property Taxes for the final calendar year of the Term shall be due and payable even though it may not be finally calculated until after the expiration of the Term. Accordingly, Landlord shall have the right to continue to hold Tenant's security deposit following

expiration of the Term until Tenant's Share of actual Property Taxes for the final calendar year of this Lease has been paid. This covenant shall survive the termination or expiration of this Lease.

If Landlord contests, reviews or negotiates any tax or assessment upon the Building or underlying land, Tenant agrees to pay its proportionate share of Landlord's expenses, whether third party or internal, including but not limited to legal, tax consultant and appraisal fees. Tenant's Share of such expenses shall be calculated and paid in the manner set forth in Section 6. If Tenant pays an amount in excess of Tenant's Share of Property Taxes for any year as the result of a subsequent reduction in total Property Taxes for that year, the excess shall be refunded to Tenant (the "Net Refund") when all refunds to which Landlord is entitled from the taxing authority for that year are received by Landlord. The term "Net Refund" means the refund plus interest, if any actually received thereon less appraisal, engineering, expert testimony, attorneys', printing and filing fees and all other costs and expenses of the contest, review or negotiation to the extent that such fees, costs and expenses have not been previously included in taxes under this Section 6, and less an administrative fee equal to 15% of the original refund.

Notwithstanding anything to the contrary in this Section 6 or elsewhere in this Lease, any excise, transaction, sales or privilege tax (except income, transfer, estate or inheritance tax) imposed upon Landlord on account of, attributed to, or measured by rental or other charges payable by Tenant shall be paid by Tenant to Landlord.

(b) Operating Payment. In addition to Base Rent and adjustments thereto and Tenant's Share of Property Taxes, for each calendar year commencing on the Rent Commencement Date, Tenant shall pay to Landlord as Additional Rent, Tenant's Share of the Operating Expenses (defined below) (the "Operating Payment"), plus applicable sales tax, including, but not limited to all state sales tax thereon, which shall be an amount determined by multiplying the Operating Expenses by a fraction, the numerator of which shall be the rentable square feet of the Premises and the denominator of which shall be the rentable square feet of all leasable space in the Building (including the Premises), which as of the Effective Date is 3.62%. Tenant agrees that Tenant's Share of the Operating Expenses may be adjusted due to the results of Remeasurement. In no event shall any decrease in Operating Expenses for any calendar year below Operating Expenses for a prior year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. For purposes hereof:

(1) The annual Operating Expenses for the calendar year of 2021 are estimated by Landlord to be $11.16 per rentable square foot, provided, the foregoing shall not be deemed to be a representation or warranty by Landlord of same.

(2) Intentionally Deleted.

(3) "Operating Expenses" shall mean the sum of all charges, costs and expenses of any nature and sort whatsoever, ordinary, foreseen and unforeseen, paid or incurred by Landlord during any calendar year in connection with the ownership, operation, maintenance, insurance, management, and repair of the Building and common areas. However, the term "Operating Expenses" will not include Property Taxes, the costs of special services rendered only to certain tenants, including Tenant, for which a special charge is made under this Lease, any costs of preparation or leasing of space for new tenants in the Building, or any costs borne directly by Landlord under this Lease. By way of example, Operating Expenses will include, without limitation, all expenses paid or incurred by Landlord during any calendar year for electricity, water, gas, sewers, and similar utility services in connection with the operation of the Building and common areas, and for utility taxes, charges, or other similar impositions paid or incurred by Landlord in connection therewith; salaries; wages; bonuses; medical, surgical, and general welfare benefits and pension payments; payroll taxes; workers' compensation insurance expenses; uniforms and dry cleaning of uniforms for employees engaged in the operation, maintenance, and repair of the Building and common areas; the cost of all premiums for fire and extended coverage, liability, and all other insurance of the Building and common areas; the cost of all building and cleaning supplies and materials; the cost of all charges for cleaning, maintenance, repairs, service contracts for HVAC, elevators and other building systems, and other services with independent contractors; the cost of periodic maintenance and restoration of Building surfaces including paint, floor, and wall coverings, and other surface materials on the exterior of the Building and in both interior and exterior common areas, as well as repaving and restriping of the parking facilities; all costs of services for maintaining, managing, reporting, and recommissioning the Building or any part thereof that was designed and/or built to be sustainable and/or conform with USGBC (defined below) ratings and certifications; and the cost of all professional services and management fees. Operating Expenses will not include costs required to be capitalized for federal income tax purposes. However, if Landlord installs equipment or materials or makes other capital improvements to the Building or common areas, which are designed or intended to reduce Operating Expenses or to improve the operation of the Building or common areas, are required to comply with present or anticipated sustainability programs, or are required under any future law or regulation of any governmental entity, the cost of the installation or

allocable portion of the cost that will be amortized over a reasonable period that Landlord will determine, together with interest at the rate as actually was or would have been paid by Landlord on funds borrowed for the purpose of constructing the capital improvements, will be considered Operating Expenses. Operating Expenses will not include either interest or amortization paid in connection with any loan or loans secured by the property of which the Premises are a part.

(4) The "common areas" shall consist of all parking areas, parking facilities, approaches, streets, sidewalks, malls, driveways, loading platforms, canopies, elevators, escalators, ramps, storm drainage facilities, exits, entrances, sprinkler mains, landscaped areas, light facilities, computer facilities, cable facilities, telecommunications facilities, washrooms, lounges and shelters, utility lines, roofs, roadways and other facilities designed for common use, as they may from time to time exist and be available to the tenants in the Building, their employees, officers, agents, customers, licensees and invitees as designated by Landlord. The common areas shall at all times be subject to the control and management of Landlord and other parties that Landlord may designate. Landlord reserves the right, from time to time, to add, increase, reduce, eliminate, withdraw, convey, alter, relocate or change the number, dimensions or locations of the common areas or any facilities or amenities therein intended for the common use of all tenants in the Building, and to create additional rentable areas through use or enclosure of common areas in any manner that Landlord, in its sole discretion, shall deem advisable and without liability to Tenant. Landlord further reserves the right to make alterations and/or additions to and to build or cause to be built additional stories on the Building or within past, present or future common areas. Landlord shall further have the right to temporarily close any of the common areas for maintenance, alteration, or improvement purposes. Landlord shall also have the right to permit entertainment events, the placement of kiosks, carts, advertising and other displays in the common areas. The activities and uses may be temporary or permanent. Landlord's exercise of any or all of the foregoing rights shall be without any liability to Tenant, and not constitute an eviction, actual or constructive, or a disturbance of Tenant's business or use, enjoyment or occupancy of the Premises.

For avoidance of doubt, Tenant's Operating Payment shall not cover (i) electricity serving the Premises which shall be separately metered and paid by Tenant, (ii) water and sewer service to the Premises which shall be provided through a common meter as set forth in Section 21, (iii) janitorial, security, and telephone service to the Premises which shall be provided by Tenant at Tenant's sole expense, or (iv) improvements to the Premises.

Landlord shall furnish to Tenant, with respect to each calendar year after the Rent Commencement Date, a computation ("Landlord's Interim Statement") setting forth Landlord's estimate of Tenant's Operating Payment for such upcoming calendar year, together with a computation of estimated Operating Expenses for such calendar year. Tenant shall pay to Landlord on the first day of each month during such calendar year, as Additional Rent, an amount equal to one-twelfth of Tenant's estimated Operating Payment for such calendar year. If, however, Landlord furnishes any such Landlord's Interim Statement for a calendar year subsequent to the commencement of such calendar year, then (1) until the first day of the month following the month in which such Landlord's Interim Statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section in respect of the last month of the preceding calendar year; and (2) on the first day of the month following the month in which such Landlord's Interim Statement is furnished to Tenant, and monthly thereafter throughout the remainder of such calendar year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant's estimated Operating Payment shown in such Landlord's Interim Statement. Landlord may furnish to Tenant a revised Landlord's Interim Statement with a new estimate of Tenant's estimated Operating Payment for such calendar year and, in such case, Tenant's estimated Operating Payment for such calendar year shall be adjusted and paid or credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

After the end of each calendar year, Landlord shall furnish to Tenant a Landlord's Statement (a "Landlord Statement") for such calendar year. Each such year-end Landlord's Statement shall be accompanied by a computation of Operating Expenses prepared by Landlord, Landlord's manager, or by an accountant designated by Landlord from which Landlord shall make the computation of Additional Rent due in respect of Operating Expenses hereunder. The computation of Operating Expenses may be prepared in reliance on Landlord's good faith estimates and allocations whenever said estimates and allocations are necessary, provided such estimates and allocations are consistently made for each calendar year and are disclosed on the Landlord Statement. If the Landlord's Statement shows that the sums paid by Tenant exceeded amounts required to be paid by Tenant for such calendar year, Landlord shall credit the amount of such excess against subsequent payments of Tenant's Operating Payment or, if at the end of the Term there shall not be any further installments of Rent remaining against which Landlord can credit any such overpayments due Tenant, Landlord shall deliver to Tenant Landlord's check in the amount of the refund due Tenant within thirty (30) days after the date that the Landlord Statement is furnished to Tenant; and if the Landlord's Statement for such calendar year shows

that the sums so paid by Tenant were less than Tenant's responsibility for such calendar year, Tenant shall pay the amount of such deficiency within thirty (30) days after demand therefor.

Payments shall be made pursuant to this Section notwithstanding the fact that a Landlord's Statement is furnished to Tenant after the expiration (or earlier termination) of the Term of this Lease. The rights and obligations of Landlord and Tenant under the provisions of this Section with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease, and any remaining security deposit may be applied, as far as it goes, against a deficiency in Tenant's Operating Payment, with Tenant remaining liable for payment of the remainder. Landlord's failure to render any Landlord's Statement with respect to any calendar year shall not prejudice Landlord's right thereafter to render a Landlord's Statement with respect thereto or with respect to any subsequent calendar year, as the case may be, nor shall the rendering of a Landlord's Statement prejudice Landlord's right thereafter to render a corrected Landlord's Statement to such calendar year.

Any Landlord's Statement sent to Tenant shall be conclusively binding upon Tenant unless, within ninety (90) days after such Landlord's Statement is received by Tenant, Tenant shall send a written notice to Landlord objecting to such Landlord's Statement and specifying, to the extent reasonably practicable, the respects in which such Landlord's Statement is disputed or questioned. If Tenant shall send such notice with respect to a Landlord's Statement, Tenant may, at its own expense, select a reputable, independent certified public accountant which is not being compensated by Tenant, in whole or in part, on a contingency basis (each such, an "Approved Examiner"), provided that such Approved Examiner is not and has not during the Term been a shareholder in, an officer, director, partner, or employee of Tenant, and such Approved Examiner may examine Landlord's books and records relating to Operating Expenses. Tenant recognizes the confidential nature of Landlord's books and records and agrees that information obtained by it or an Approved Examiner during any examination (including any compromise, settlement or adjustment relating to the results of such examination) shall be maintained in strict confidence by Tenant and such Approved Examiner. As a condition precedent to Tenant's exercise of its right to examine Landlord's books and records, Tenant shall deliver to Landlord a confidentiality agreement, reasonably satisfactory to Landlord and Tenant from the Approved Examiner to the same effect as Tenant's agreement contained in the preceding sentence. If, after such examination, such Approved Examiner shall dispute such Landlord's Statement, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in resolving such dispute shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based upon the degree of success of each party). Landlord shall make its books and records available to the Approved Examiner for such examination and shall allow Tenant or Approved Examiner to make copies of same as needed and provided Landlord shall do so in a timely manner, Tenant shall cause such examination to be performed and completed within ninety (90) days after the date of Tenant's notice objecting to Landlord's Statement. Notwithstanding the giving of such notice by Tenant, as a condition of Tenant's right to cause the Approved Examiner to inspect Landlord's books and records and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Landlord's Statement, as provided in this Section.

8. **Taxes**. All payments of Base Rent, Operating Payment, Property Taxes and any other charges arising under this Lease shall be paid by Tenant together with applicable Florida sales, use and any other taxes thereon. The Tenant shall pay when due all taxes (whether imposed on the Landlord or Tenant) attributable to the personal property, trade fixtures, business income, occupancy or sales of the Tenant or any other occupant of the Premises and to the use of the Building by the Tenant (collectively the "Business Tax"). If the Tenant's Business Tax is payable by the Landlord, the Tenant shall reimburse Landlord for any such payment immediately on demand.

9. **Rent Past Due; Additional Rent**. In the event any installment of Base Rent, Operating Payment, Property Taxes or other charges accruing under this Lease shall become overdue, a late charge of five percent (5%) of the delinquent sum may be charged by Landlord. If any installment of Base Rent, Operating Payment or other charges accruing under this Lease remain overdue for more than fifteen (15) days, an additional late charge in an amount equal to interest on the delinquent amount at the rate of 1-1/2% per month (18% per annum) or the maximum permitted by law, may be charged by Landlord, such charge to be computed for the entire period for which the amount is overdue. All late charges shall be due immediately upon demand by Landlord without set-off or defense.

In addition to Base Rent, all other payments due and payable by Tenant hereunder, including, but not limited to, Tenant's Share of Property Taxes, the Operating Payment, and charges for promotions pursuant to Section 51, shall be deemed to be "Additional Rent" and shall be due and payable, together with all applicable sales and/or rent taxes thereon, without any demand, setoff or deduction

whatsoever, at the times provided herein, or, if no time is provided herein, on demand or together with the next succeeding installment of Base Rent, whichever shall first occur. The collection of Additional Rent may be enforced in the same manner permitted for the collection of Base Rent as allowed in the jurisdiction in which the Building is located. Base Rent and Additional Rent are sometimes referred to herein collectively as "Rent".

10. **Security Deposit**. Simultaneously with the execution of this Lease, Tenant has paid to Landlord the sum of **$84,195.63**, (a) $28,065.21 of which represents the first month's Base Rent, estimated Operating Payment, estimated Property Taxes and sales tax thereon, and (b) $56,130.42 of which represents a security deposit, to be held by Landlord without interest for the full and faithful performance by Tenant of the terms and conditions of this Lease. Without written demand or notice thereof, Landlord may, but shall not be required to, apply such security deposit, to the extent sufficient, to any obligation of Tenant under this Lease, which is not paid when due and in such event Tenant shall immediately replace such portions as may be expended by Landlord. Upon the expiration of this Lease (except arising due to a default by Tenant), delivery of the Premises to Landlord in their original condition, ordinary wear and tear excepted, and payment to Landlord of the Operating Payment for the final calendar year of this Lease, then the security deposit shall be returned to Tenant without interest. Upon any conveyance of the Building by Landlord to a successor in title, the successor shall become liable to Tenant for the return of the security deposit and the conveying party released from same. Landlord shall not be required to hold the security deposit in any special account for the benefit of the Tenant and the security deposit may be co-mingled with Landlord's funds, and Tenant shall not be entitled to any interest thereon. In the event any installment of Base Rent or other charges accruing under this Lease shall not be paid when due (including the return of any of Tenant's checks for insufficient or uncollected funds or otherwise), the Landlord shall have the right, at the Landlord's sole discretion, to require the Tenant to place with Landlord an additional security deposit (in excess of the original security deposit), of up to two installments of then current Base Rent, which sum shall become a part of the original security deposit. The rights of the Landlord shall in no way be limited or restricted by the security deposit, and the Landlord shall have the absolute right to pursue any available remedies to protect its interests herein, as if the security deposit had not been made. Tenant will be charged for any checks or payments received by Landlord from Tenant and returned for "insufficient funds", in addition to any late fees which may be accrued.

11. **Improvements and Delivery of Possession**.

11.1. By taking of possession of the Premises, Tenant acknowledges that Tenant has inspected the Premises and Tenant is accepting the same in "as is" condition. No representations except those expressly contained herein have been relied on by Tenant with respect to the condition, design, amenities or completion of the Building, the Premises or any common areas, the use which may be made thereof or the sufficiency of the utilities for any purpose. Tenant will make no claim against Landlord on account of any representation of any kind, whether made by any renting agent, broker, officer or other representative of Landlord or which may be contained in any advertisement relating to the Building unless such representation is specifically set forth in this Lease. Any improvements shall become Landlord's property and remain on the Premises upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease (including, without limitation, Section 3.4), the obtaining and maintenance of all permits, licenses, zoning and governmental authorizations required for Tenant's business operations shall be Tenant's sole responsibility and at Tenant's sole cost and expense and in no case shall the obtaining or maintenance of such be a condition to Tenant's obligations hereunder. Notwithstanding any contrary provision of this Lease, if any personal property is located in the Premises, the Tenant accepts such personal property in its existing condition, as-is, and without representation or warranty as to title, condition, fitness for a particular purpose, or any latent defects. Tenant shall indemnify and hold harmless the Landlord of and from any and all liens or other claims which are asserted against any or all of such personal property by the State of Florida Department of Revenue for unpaid personal property taxes arising after the date of this Lease.

11.2. Landlord may, from time to time, in Landlord's sole discretion, and without liability to Tenant, eliminate, alter, relocate or add any common areas, including, without limitation, any facilities or amenities intended for the common use of all tenants in the Building.

12. **Negation of Personal Liability**. Notwithstanding anything to the contrary herein contained, Tenant agrees that Landlord (and, in case Landlord is a joint venture, partnership, tenancy in common, association or other form of joint ownership, the partners, members and employees of any such joint venture, partnership, tenancy-in-common, association or other form of joint ownership) shall have absolutely no personal liability with respect to any of the provisions of this Lease, or any obligation or liability arising therefrom or in connection therewith. Furthermore, in no event shall Landlord be liable to Tenant for any indirect, special, consequential, punitive or exemplary damages or lost revenues or profits, whether foreseeable or not, arising out of or in connection with this Lease. Tenant shall look solely to

Landlord's equity in the Building for the satisfaction of any remedies of Tenant against Landlord including, without limitation, the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed and/or performed by Landlord, subject, however, to the prior rights of any holder of any mortgage covering all or part of the Premises and no other assets of Landlord or any principal or partner of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim and in the event Tenant obtains a judgment against Landlord, the judgment docket shall be so noted. This exculpation of liability shall be absolute and without exception whatsoever. This Section shall inure to the benefit of Landlord's successors and assigns and their respective principals.

13. Rules and Regulations. The rules and regulations attached hereto and as may be hereafter adopted by Landlord for the safety, cleanliness and operation of the Building and the preservation of good order therein and for the most efficient use by all tenants, agents, employees, invitees and visitors of the automobile parking spaces provided by Landlord, if any, are expressly made a part of this Lease and Tenant agrees to comply with such rules and regulations. No rules and regulations shall prohibit the reasonable use of the Premises by Tenant, its agents, employees, invitees and visitors for the purposes permitted by this Lease. The Landlord shall not be responsible to Tenant for any nonobservance of such rules and regulations by any other tenant of the Building. The rules and regulations shall be binding upon the Tenant upon delivery of a copy of them to Tenant.

14. Assignment and Subletting. Tenant shall not assign, sublet, mortgage, pledge, or hypothecate this Lease or any interest therein, nor shall Tenant permit the use of the Premises by any person or persons other than Tenant, nor shall Tenant sublet the Premises, or any part thereof, without the written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned. In no event shall Tenant be permitted to lease space to an existing tenant of the Building or a prospective tenant who is engaged in lease negotiations with Landlord. Any direct or indirect sale of stock of Tenant (if a corporation), assignment of partnership interest (if a partnership), assignment of member interest (if a limited liability company), assignment of beneficial interest (if a trust), or other device which has the effect of transferring the practical benefits of this Lease from the parties currently controlling Tenant, shall be a prohibited transfer without Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned. If any Rents required to be paid by any such transferee exceeds the Rents reserved hereunder, then Tenant shall pay to Landlord monthly the entire amount of such excess, which shall be deemed Additional Rent. Notwithstanding Landlord's consent to any such transfer, (a) Tenant shall remain liable to Landlord for the prompt and continuing payment of all Rent payable under this Lease and the performance of all other covenants of this Lease unless specifically provided for in Landlord's consent to the subject transfer, in Landlord's sole discretion, (b) any such assignee, subtenant, transferee or occupancy shall be obligated to comply with all of the provisions under this Lease, and (c) Tenant shall be fully liable and responsible for any breach of this Lease by any such assignee, subtenant, transferee or occupant which shall constitute a default under this Lease. Consent by Landlord to a transfer shall not relieve Tenant from the obligation to obtain Landlord's written consent to any further transfer. If Landlord consents to a transfer, in no event shall any permitted transferee assign or encumber this Lease or its sublease, or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. If this Lease is nevertheless assigned, or the Premises are sublet or occupied by anyone other than Tenant, Landlord may accept rent from such assignee, subtenant, or occupant and apply the net amount thereof to the rent reserved in this Lease, but no such assignment, subletting, occupancy, or acceptance of any Rent shall be deemed a waiver of the requirement for Landlord's consent set forth in this Section or constitute a novation or otherwise release Tenant from its obligations under this Lease.

15. Condition of Demised Premises: Maintenance and Repairs.

15.1. The parties agree that Tenant, except as provided in Section 15.2, will be responsible, at Tenant's sole cost and expense, and at all times throughout the Term and any extensions thereof, for all maintenance, repairs and replacements in, on or about the Premises and all equipment and property thereon shall be maintained in good condition, and in substantially the same condition as same existed upon the Commencement Date, reasonable wear and tear excepted. Tenant's responsibilities hereunder include, but are not limited to, the replacement, repair and maintenance of all improvements, fixtures, appliances, equipment, as well as systems located in and/or serving the Premises, including, but not limited to, the heating, ventilating and air conditioning unit now serving the Premises (the "HVAC Unit") and the plumbing and electrical systems, fire protection and life safety systems, as well as plate glass; and all of the foregoing shall be maintained in good operating and clean condition at all times, free of dirt, rubbish and other obstructions. All replacements, repairs and maintenance shall be performed by contractors or workmen designated or approved by Landlord. Tenant shall maintain, at Tenant's sole expense, a maintenance contract on the HVAC Unit with routine inspections and servicing as

recommended by the HVAC manufacturer. Such contract shall be with a contractor licensed to do business in Miami-Dade County, Florida, approved by Landlord, and shall cover all parts and labor. From time to time, at Landlord's request, Tenant shall provide copies of such maintenance contract to Landlord. Tenant shall not commit nor allow any waste or damage to be committed on any portion of the Building or Premises. Tenant shall be responsible for the sanitation, storage and daily removal of all garbage generated by Tenant. Tenant shall perform the aforesaid maintenance, repairs, replacements and services and shall otherwise use the Premises in a manner which is sensitive and consistent with the historic nature of the Design District and with the LEED® Certification of the Building as the same may change or other rating systems or practices may be added from time to time. If the Tenant does not make repairs promptly and adequately or otherwise fails to comply with this Section, the Landlord may, but need not, make repairs or correct such failure, and the Tenant shall pay Landlord the cost thereof on demand.

15.2. Landlord shall maintain and repair the roof and structure of the Building. The Landlord shall not be liable to the Tenant for any expense, injury, loss or damage, resulting from work done in or upon, or the use of any adjacent or nearby building, land, parking lot, street or alley. The Tenant shall pay the Landlord for overtime and for any other expense incurred in the event repairs, alterations, decorating or other work performed by Landlord are not made during ordinary business hours at the Tenant's request. If any damage to the Premises or Building results from any act or neglect of the Tenant, its employees, agents, invitees, licensees, or contractors, the Landlord may, at the Landlord's option, repair such damage, whether caused to the Building or to tenants thereof, and the Tenant shall thereupon pay to the Landlord, upon demand, the total cost of such repairs and damages both to the Building and to the tenants thereof, plus a sum equal to twenty percent (20%) of such cost, representing Landlord's overhead.

16. Alterations, Additions or Improvements.

16.1. The Tenant shall, at its sole cost and expense, construct all improvements and perform all work necessary for Tenant's use and occupancy of the Premises complete the Premises for its business purposes, including, without limitation, the work specified in Exhibit B hereto (collectively "Tenant's Work"). Tenant shall complete all of Tenant's work no later than ninety (90) days following the Commencement Date (the "Completion Date"). Tenant's failure to complete such work on or before the Completion Date shall constitute a material and incurable breach of this Lease. Tenant shall not commence Tenant's Work or make or allow any other repairs, replacements, additions or modifications to the Premises (collectively the "Alterations") without (a) the Landlord's prior written approval; and (b) complying with all applicable provisions set forth on Exhibit "B" hereto, and Landlord shall not be obligated to consent to or approve any Alterations or any applications for building or other permits unless and until such provisions are satisfied. Not later than fourteen (14) days after the date of signing this Lease, the Tenant shall submit to the Landlord, for Landlord's written approval, details of all proposed alterations including drawings and specifications prepared by qualified architects or engineers conforming to good engineering practice. The Alterations shall include all fire alarm and sprinkler systems or upgrades, if necessary, required by the City of Miami or other applicable governmental authorities for the Premises. All such alterations shall be performed: (i) at the sole cost of the Tenant; (ii) by licensed contractors and subcontractors and workmen approved in writing by the Landlord; (iii) in a good and workmanlike manner; (iv) in accordance with the drawings and specifications approved in writing by the Landlord; (v) in accordance with all applicable Laws, Landlord's rules and regulations and any applicable covenants, restrictions or easements affecting the Building or the land on which the Building is located; (vi) subject to the reasonable regulation, supervision, control and inspection of the Landlord, including without limitation the Rules and Regulations attached hereto; and (vii) subject to such indemnification against liens and expenses as the Landlord reasonably requires. If any alterations would affect the structure of the Building or any of the electrical, plumbing, mechanical, heating, ventilating or air conditioning systems or other base building systems, such work shall, at the option of the Landlord, be performed by the Landlord at the Tenant's cost. The cost of the work performed by Landlord plus a sum equal to twenty percent (20%) of said cost representing the Landlord's overhead shall be paid by the Tenant to the Landlord upon demand. All alterations shall become the property of Landlord upon the expiration or earlier termination of this Lease and shall remain upon and be surrendered with the Premises, unless Landlord requests Tenant to remove any such alterations, in which event Tenant shall do so and shall restore the Premises to their original condition. All such removals and restorations shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural qualities of the Building and the remaining improvements to the Premises. In the event that Tenant fails to remove such items required to be removed hereunder, Landlord may remove same and restore the Premises as required hereunder and Tenant shall be liable to Landlord for the cost of such removal and restoration. The right, title and interest of Landlord in all or any portion of the Premises, Building, underlying property or attached fixtures shall not be subject to any liens arising directly or indirectly out of any improvements, alterations or changes made to the Premises, or Building, by or on the behalf of Tenant, its officers, employees, services or agents. The Tenant shall promptly pay

for all materials supplied and work done with respect to the Premises. (Tenant has no right, power or authority to create any mechanics' or materialmen's lien on the Premises, Building, underlying property, or attached fixtures or Landlord's right, title or interest therein and Tenant shall so notify all suppliers of labor or materials in writing, and obtain written acknowledgment thereof, prior to ordering such labor or materials). The Tenant agrees to indemnify and save harmless the Landlord from any and all liabilities, expenses, costs, expenditures or otherwise, including attorneys' fees at all judicial levels, for breach of this provision, which obligation shall survive the expiration or earlier termination of this Lease. The Tenant shall notify the Landlord of any accident, defect, damage or deficiency in any part of the Premises or Building which comes to the attention of the Tenant, its employees or contractors notwithstanding that the Landlord may have no obligation in respect thereof. Tenant will allow Landlord to install, alter or remove any conduit pipes, water, waste, or service lines that may penetrate the Tenant's premises, serving the Premises or other property, at Landlord's expense. If, in connection with the Tenant's Work or otherwise, the Building's sprinkler system is required to be drained in order to accommodate Tenant, Tenant shall pay to Landlord the actual costs incurred by Landlord in connection therewith.

16.2. Tenant accepts the Premises as-is on the date of delivery of the Premises to Tenant, and agrees that if any Tenant Improvement to the Premises undertaken by Tenant shall cause or result in the imposition of any requirement upon Landlord for making alterations, additions or improvements to, or otherwise bringing all or any portion of the Building and/or any surrounding structure, improvement or area into compliance with current or hereafter enacted Governmental Requirements (any and all such work is herein called "Compliance Work"), Tenant shall not undertake any such Tenant Improvement unless Tenant shall first agree in writing to pay the full cost of any Compliance Work, and Tenant shall first deposit with Landlord the full cost) as determined by Landlord, or as determined by architects or engineers selected by Landlord at Tenant's expense) of completing all Compliance Work, whether on the Premises or elsewhere in, on or about the Building. Landlord may at its option undertake any or all of the Compliance Work, or Landlord may at its option require Tenant to perform all Compliance Work. Notwithstanding any contrary provision of this Lease, all Compliance Work shall be performed and completed at Tenant's sole cost and expense. It is understood and agreed between the parties hereto that the expenses, costs and charges above referred to shall be considered as Rent due and shall be included in any lien or other claim for Rent.

16.3. **Construction Liens**. Tenant shall keep the Premises and all parts thereof at all times free of construction liens and any other lien for labor, services, supplies, equipment or material purchased or procured, directly or indirectly, by or for Tenant. Tenant further agrees that Tenant will promptly pay and satisfy all liens of contractors, subcontractors, mechanics, laborers, materialmen and other items of like character, and will indemnify Landlord against all expenses, costs and charges, including bond premiums for release of liens and attorney's fees and costs reasonably incurred in and about the defense of any suit in discharging the Premises, from any liens, judgments, or encumbrances caused or suffered by Tenant. In the event any such lien shall be made or filed, Tenant shall bond against or discharge the same within ten (10) days after the same has been made or filed. It is understood and agreed between the parties hereto that the expenses, costs and charges above referred to shall be considered as Rent due and shall be included in any lien or other claim for Rent.

Landlord shall not be liable for any work performed or to be performed on the Premises for or on behalf of Tenant, its officers, employees or agents and Tenant has no right, power or authority whatsoever to subject Landlord's right, title or interest in all or any portion of the Premises to any liens for labor, service or materials provided to Tenant. All materialmen, contractors, mechanics and laborers, and any other persons contracting with any Tenant for the demolition, construction, installation, alteration or repair of any improvements on, within or about the Premises are hereby further charged with notice that they must look only to any such Tenant and to any such Tenant's interest in the Premises to secure payment for any work done or material furnished at the request or instruction of any such Tenant and Tenant hereby agrees to inform all contractors and material suppliers performing work in or for the Premises, or supplying materials to the Premises, of the foregoing and of the existence of any such notice.

In accordance with Florida Statutes §713.10, Landlord shall have the right to post on the Premises and to file and/or record in the Public Records or court registry, as applicable, notices of non-responsibility and such other notices as Landlord may reasonably deem proper for the protection of Landlord's interest in the Premises. Tenant shall, before the commencement of any work which might result in any lien on the Premises, give Landlord reasonable written notice under the circumstances of its intention to commence said work.

16.4. **LEED CERTIFICATION**. Landlord has informed Tenant that Landlord intends to obtain a Leadership in Energy and Environmental Design ("LEED"™) certification under the Green Building Rating System™ of the U.S. Green Building Council ("USGBC") for the core and shell of the Building (the "LEED Certification" or "LEED Certified"). Landlord makes no representation or warranty to Tenant that such LEED Certification shall be obtained or continue during the entire Term. Landlord

shall not be obligated to upgrade, retrofit, or otherwise modify or alter the construction of the Building or modify or alter any particular Building system(s) in order to maintain the LEED Certification. Further, Landlord makes no representation or warranty that the Building and Building systems, having attained a particular level of LEED Certification and/or having incorporated other so-called "green" or "sustainable" design elements, will cause any energy savings, efficiencies, carbon impact reductions, or other matters with respect to the LEED Certification or use of other green or sustainable design elements for the Building. Landlord shall not be required to impose on Tenant or any other tenant of the Building, requirements for Tenant or other tenants to comply with any certification requirements under the USGBC's Green Building Rating System or other green or sustainable design elements. In addition, Tenant acknowledges that Landlord has made no representation or warranty with respect to any level of LEED certification for the Tenant's Work, all of which if desired by Tenant shall be the sole and exclusive responsibility of Tenant, at Tenant's expense. Tenant shall not do or permit anything to be done in or about the Premises which will cause the Building or any part thereof not to conform with the LEED Certification, except as otherwise expressly permitted by this Lease or by matters approved by Landlord in connection with this Lease.

17. **Destruction of Premises**. If the Premises or the Building shall be destroyed by fire or other cause, or be so damaged thereby that they are untenantable and cannot be rendered tenantable within two hundred seventy (270) days after the date of such damage, this Lease may be terminated by Landlord by written notice given to Tenant within forty-five (45) days after the event causing such untenantability in which event rent shall cease as of the date of such untenantability and both parties shall be relieved of all further liability hereunder accruing after the effective cancellation date. If the damage or destruction is not sufficient to permit a termination of the Lease as above provided, a proportionate reduction shall be made in the Rent herein reserved corresponding to the time during which, and applicable to the portion of the Premises of which, Tenant shall be deprived of possession. The decision of a licensed Florida architect or engineer hired by Landlord and certified in writing to Landlord and Tenant shall conclusively be deemed binding on the parties as to: (i) whether the Premises or Building are rendered untenantable, (ii) whether the Building or Premises can be rendered tenantable within a reasonable time, (iii) the percentage of the Premises rendered untenantable and the resulting percentage by which rent and other charges hereunder should abate during the period of untenantability, (iv) the date upon which the Premises are restored to tenantability. In no event shall Landlord be liable to Tenant for any damages resulting to Tenant from the happening of such fire or casualty or from the repairing or reconstruction of the Premises, or from the termination of this Lease as herein provided, nor shall Tenant be relieved thereby or in any such event from the Tenant's obligations hereunder except to the extent and upon the conditions expressly stated in this Section. Further, in no event shall Landlord be required to make any repairs or replacement of any improvements other than those provided by Landlord in accordance with this Lease, nor shall Landlord be responsible for the replacement of Tenant's furnishings, furniture, personal property, Tenant Work (as defined in the Work Letter),equipment, goods or inventory, it being agreed and understood that the foregoing shall be Tenant's sole responsibility. Notwithstanding anything contained in this Lease to the contrary, if such repair or restoration is not substantially completed within two hundred seventy (270) days after the date of such casualty, then Tenant may terminate this Lease by delivering written notice thereof to Landlord any time after the expiration of such 270 day period and prior to completion of such work.

18. **Entry, Inspection and Other Rights Reserved to Landlord**. Tenant will permit Landlord, any Mortgagee (as hereinafter defined), and any of their agents to enter the Premises at all reasonable times for the purpose of examining or inspecting the same, or for the purpose of protecting Landlord's reversions, or to make alterations, repairs, or additions to the Premises or to any other portion of the Building, or for maintaining any service provided by Landlord to tenants in the Building, or for the purpose of removing placards, signs, fixtures, alterations or additions which do not conform to this Lease or the rules and regulations of the Building, or for any other purpose which Landlord deems necessary for the safety, comfort or preservation of the Premises or Building and during such operations, Landlord may close entrances, doors, corridors, elevators or other facilities, all without liability to Tenant by reason of interference, inconvenience or annoyance. Tenant will permit Landlord at any time within the earlier of (i) one hundred twenty (120) days prior to the expiration of this Lease or (ii) failure of Tenant to cure a default within twenty-four (24) hours of notice by Landlord to bring prospective tenants upon the Premises for purposes of inspection and to put or keep upon the doors or windows thereof a "For Rent" and/or "For Sale" notice. No entry pursuant to this Section shall in any way be deemed a breach of the covenant of quiet enjoyment. Landlord reserves the right to change the name and/or street address of the Building or the identification of the Premises without liability of Landlord to Tenant.

19. **Indemnity.**

(a) Landlord shall not be responsible or liable for the theft, loss, injury or damage to person or property in, on or about the Premises, and/or the Building. Tenant acknowledges and agrees that Landlord is not responsible for the security of the Premises or the Building in general (and Tenant further

acknowledges and agrees that notwithstanding that Landlord may provide security guards, controlled access mechanisms, and other security controls, such actions by Landlord shall not be deemed to limit or impair the Landlord's disclaimer of responsibility for the security of the Building nor shall Landlord be deemed to warrant the results or adequacy of such controls). Landlord shall not be liable for any loss, injury or damage to persons or property resulting from fire, explosion, falling plaster, gas, electricity, water, rain or leaks from any part of the Building or by any other cause whatsoever, nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building; nor shall Landlord be liable for any latent defect in the Premises or in the Building.

(b) Tenant agrees that Tenant, at all times, will indemnify, defend, protect and hold harmless Landlord and its agents, employees, members, managers, lenders, Mortgagee(s) and contractors from all losses, costs, judgments, fines, penalties, damages, claims, liabilities and expenses (including reasonable legal and consultant's fees and court costs) whatsoever, which may arise or be claimed against Landlord or any of the foregoing parties, arising from or consequent upon (i) any injuries or damages to the persons or property of any persons, firms or corporations at the Premises or Building caused by acts or omissions of Tenant, its employees, agents, guests, customers, invitees or contractors (collectively, "Tenant Parties"), (ii) the use or occupancy of the Premises and/or other portions of the Building (including all common areas) by Tenant and any of the Tenant Parties, (iii) any acts, omissions, neglect or fault of Tenant, Tenant's agents, employees, customers, invitees or other Tenant Parties, (iv) Tenant's failure to comply with the terms and provisions of this Lease and/or any applicable laws, rules, orders or regulations.

In case Landlord shall be made a party to any litigation commenced against Tenant, then Tenant shall indemnify, defend, protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation and any appeal thereof.

The provisions of this Section shall survive any termination or cancellation of the Lease.

20. **Insurance**. The Tenant shall maintain at its expense throughout the Term of this Lease the following insurance coverages: (i) Commercial General Liability (CGL) Policy (written on an occurrence basis), with limits not less than One Million Dollars ($1,000,000) combined single limit per occurrence, Two Million Dollar ($2,000,000) annual aggregate covering liability arising from premises, operations, independent contractors, products-completed operations, personal injury, advertising injury and liability assumed under a contract; (ii) Property Damage Insurance on a Causes of Loss-Special Form basis covering on a replacement cost value of all leasehold improvements, fixtures, furnishings, personal property, inventory and equipment located within the Premises; (iii) Business Interruption and Extra Expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to the perils insured against under this Section; (iv) Workers' Compensation insurance policy as required by the applicable state law, and Employers Liability insurance with limits of not less than One Million Dollars ($1,000,000.00); (v) to the extent that a motor vehicle owned or leased by Tenant, its agents or employees, is used by the Tenant, its agents or employees, in the conduct of Tenant's business, Automobile Liability insurance with single limit coverage of at least $1,000,000 for all owned, leased/hired or non-owned vehicles; (vi) if Tenant will serve or sell alcohol at the Project, a liquor liability insurance policy with minimum coverage of One Million Dollars ($1,000,000.00) (provided that nothing herein shall be deemed to permit such use unless specified in Section 3.1 above; and (vii) Excess/Umbrella liability policy "following form" of not less than Three Million Dollars ($3,000,000), including a "drop down" feature in case the limits of the primary policy are exhausted. In addition, during the course of any Tenant's Work or other Alterations, Landlord shall have the right to require that Tenant's contractor provide additional types of insurance coverages in amounts and types deemed necessary by Landlord or its Mortgagee(s), including, without limitation, construction All-Risk Builder's risks, Owners and Contractors Protective (OCP) Liability insurance, Professional Errors and Omissions liability insurance, and insurance covering such contractor's equipment and tools.

To the extent permitted by its insurers, Tenant hereby waives any right of recovery against Landlord for any loss covered by Tenant's insurance or for which Tenant is required to maintain insurance hereunder. Tenant shall apply to its insurers to obtain such waiver and shall obtain any special endorsements if required by its insurer to evidence compliance with such waiver.

All Policies referred to above shall: (i) be taken out with insurers licensed to do business in Florida and reasonably acceptable to the Landlord with a rating of A- or better by A.M. Best Company; (ii) be in a form reasonably satisfactory to the Landlord; (iii) be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to the Landlord or the Mortgagee; and (iv) contain an undertaking by the insurers to notify the Landlord by registered or certified mail not less than thirty (30) days prior to any material change, cancellation or termination. An ACORD 25 certificate of such insurance in the most recent edition available and acceptable to Landlord in its reasonable judgment or duplicate policies showing such insurance in force and reflecting Landlord and its

Mortgagee(s) as an additional insured shall be delivered to Landlord prior to the Commencement Date. Tenant shall deliver to Landlord each year during the Term of this Lease, on or before the anniversary of the Rent Commencement Date, evidence of the renewal, and payment of the premium therefor, of all insurance required to be maintained by Tenant hereunder. Such certificates of insurance or, if required by the Mortgagee, copies of such insurance policies certified by an authorized officer of Tenant's insurer as being complete and current, shall be delivered to the Landlord promptly upon request. If a) the Tenant fails to take out or to keep in force any insurance referred to in this Section, or should any such insurance not be approved by either the Landlord or the Mortgagee, and b) the Tenant does not commence and continue to diligently cure such default within forty-eight (48) hours after written notice by the Landlord to the Tenant specifying the nature of such default, then the Landlord has the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be paid by the Tenant to the Landlord without prejudice to any other rights or remedies of the Landlord under this Lease. In addition, the Tenant's insurance shall include Contractual Liability Coverage which shall cover the following Indemnity Agreement, which Agreement is hereby made a part of this Lease.

Tenant hereby agrees to indemnify, defend, and hold harmless Landlord and its directors, officers, agents and employees from and against any and all suits, actions, legal proceedings, liabilities, claims, demands, damages, costs, expenses, attorneys' fees (collectively the "Claims"), and from all expenses in defending Claims, including without limitation, court costs, attorneys' fees at all judicial levels, the amounts of any judgments recovered, and any other expenses resulting from Claims for bodily injury, sickness or disease, including death resulting therefrom, sustained by any person or entity and/or resulting from injury to or destruction of property, including loss of use thereof, caused by, arising from, incident to, connected with, or arising out of the use of the Premises by Tenant, its directors, officers, agents, employees, customers, servants, invitees, visitors, or any other person whomsoever and/or any failure of Tenant in any respect to comply with any of the requirements or provisions of this Lease, and/or the acts or omissions of Tenant or its directors, officers, agents, employees, customers, servants, invitees, visitors and/or by any contractor, its agents or employees, and/or by any sublessee, its agents, employees and customers, and/or by Landlord, its agents or employees, which obligation shall survive the expiration or earlier termination of this Lease. The certificates or insurance required by this Section shall show that the above Indemnity Agreement has been specifically insured for the limits specified above.

21. **<u>Utilities and Services</u>**. From and after the Commencement Date (and prior thereto, solely with respect to any utilities actually consumed by Tenant), Tenant shall arrange and timely pay for the connection of and on-going service and other charges for or with respect to all electricity, trash removal, recycling, telephone, internet and other utility services for the Premises. Electricity, trash removal, recycling and any other utilities for the Premises shall be separately metered and billed when possible in the name of Tenant and the cost thereof, together with the cost and performance of janitorial, telephone, and security service for the Premises, which shall be Tenant's sole responsibility. Notwithstanding anything to the contrary herein, Tenant agrees to fully cooperate with and participate in any recycling or other conservation program as may be required by Landlord and/or governmental or utility authority. In the event that the utilities cannot be or are not separately metered, Tenant will pay its pro-rata share (based on the premises served by such common meter) of total expenses for such common meter. In furtherance thereof, Tenant acknowledges that there is a common meter for water serving the office and retail space in the Building and Tenant agrees to pay within 30 days of receipt of any invoice therefor, its pro-rata share of water for the Premises based on the proportion that the gross square footage of the Premises bears to the gross square feet of all leasable office and retail space of the Building. In the event any utilities or services to the Premises need to be increased, expanded or modified as a result of Tenant's use, Tenant shall pay for all costs and expenses related to such expansion, modification or other alterations and the cost and expense of any permits, approvals or consents therefor and Tenant shall hold Landlord harmless from and against any loss, cost, damage or expense incurred by Landlord as a result of Tenant's failure to pay such amounts. Landlord shall not be liable to Tenant for any interruption in the service of any utility. No interruption or failure of such utilities or services shall relieve Tenant from the obligation to pay the full amount of rent and other charges herein reserved, nor shall the same constitute a constructive or other eviction of Tenant.

22. **<u>Notices</u>**. In every instance where it shall be necessary or desirable for the Landlord to serve any notice or demand upon the Tenant, it shall be sufficient:

(a) To deliver or cause to be delivered to the Tenant at the Premises a written copy thereof, or

(b) To send a written copy thereof by United States certified mail, postage prepaid, addressed to the Tenant at the Premises, or

(c) To leave a written copy thereof in or upon the Premises or to affix the same upon any door leading into the Premises, in which event the notice or demand shall be deemed to have been served at the time the copy is so left or affixed.

All notices or demands shall be signed by the Landlord or its agent. Where the Tenant desires to serve notice or demand upon the Landlord, such notice or demand shall be sent certified mail return receipt requested, postage prepaid to Landlord at the following address: 6547 Midnight Pass Rd #3, Sarasota, FL 43242, Attn: Roy Norton. Any notice to be given to Tenant prior to the commencement or subsequent to Tenant's occupancy under this Lease shall be sent to Tenant at 1445 16th Street, Suite 403, Miami Beach, Florida 33139. Except as otherwise provided herein, notice given by personal delivery shall be effective as of the date of delivery; notice mailed shall be effective as of the second day (not a Saturday, Sunday or legal holiday) next following the date of mailing; notice by Federal Express shall be effective on the next business day following the date of sending.

23. Default. Tenant covenants and agrees that any of the following events shall be a default (hereinafter "Default") under this Lease: (i) if any financial report or statement furnished or made by or on behalf of Tenant or any guarantor of any of Tenant's obligations hereunder is false or misleading in any material respect; or (ii) if any Base Rent or Additional Rent is in arrears, or Tenant fails to pay the same within five (5) days of the date when it becomes due or (iii) if Tenant or any guarantor of any of Tenant's obligations hereunder shall fail to perform or observe or breach any covenant, condition or agreement to be performed or observed by such party hereunder or under any guaranty agreement (other than the payment of Rent) and such default is not cured within thirty (30) days after written notice of such Default is given by Landlord (or in the case of a Default that cannot be reasonably cured within thirty (30) days, that Tenant or Guarantor has failed to begin and diligently pursue its completion within an additional period not to exceed thirty (30) days); or (iv) intentionally deleted; or (v) if Tenant or any guarantor of any of Tenant's obligations hereunder shall cease doing business as a going concern, make an assignment for the benefit of creditors, generally not pay its debts as they become due, admit in writing its inability to pay its debts as they become due, become insolvent (i.e. greater liabilities than assets), or take any action looking to its dissolution of liquidation; or (vi) if Tenant or any guarantor of Tenant's obligations should file for relief, or have filed against them, an action under any provision of any state or federal bankruptcy or insolvency law, provided, however, that an involuntary filing of such a proceeding by a creditor or other third party of Tenant or Guarantor shall not be a Default if such proceeding is dismissed within sixty (60) days of its filing; or (vii) if Tenant shall abandon or vacate the Premises; or (viii) if Tenant fails to pay all charges for gas, sewer, electricity and other utilities which are separately metered for the Premises within fifteen (15) days after such are due; or (ix) if Landlord determines, in its reasonable discretion, that unpleasant noises, or odors or other nuisance or nuisances emanate from the Premises and Tenant does not take immediate steps to eliminate such noises and/or odors and/or nuisances or fails to eliminate such noises, odors or nuisances permanently within ten (10) days of written notice from Landlord; or (x) if Landlord has sent Tenant, at any time during the term of this Lease, three notices for the same type of lease violation irrespective of whether such violation may have been cured at the time of receipt of the notice.

In the event of any such Default, Landlord may, at its option, without notice (except as otherwise required by this Lease), elect any of the following remedies:

(a) Re-take and recover possession of the Premises, terminate this Lease, and retain Tenant's security deposit.

(b) Re-take and recover possession of the Premises, without terminating this Lease, in which event Landlord may re-rent the Premises as agent for and for the account of Tenant and recover from Tenant the difference between the rental herein specified and the rent provided in such re-rental, less all of Landlord's costs and expenses of re-renting, including, without limitation, attorneys' fees plus all other sums due hereunder.

(c) Permit the Premises to remain vacant in which event Tenant shall continue to be responsible for all Rent and any other rental and other payments due hereunder.

(d) Re-take and recover possession of the Premises and accelerate and immediately collect all Base Rent and Additional Rent hereunder for the balance of the term of this Lease, subject to a credit in favor of Tenant for the rent provided in any re-rental of the Premises, less all of Landlord's costs and expenses of re-renting, including, without limitation, attorneys' fees plus all other sums due hereunder.

(e) To the extent permitted by applicable Laws, Landlord may enter the Premises as agent of Tenant to take possession of any property of Tenant on the Premises, to store such property at the expense and risk of Tenant or to sell or otherwise dispose of such property in such manner as Landlord

may see fit. Landlord shall not liable in any way in connection with its actions pursuant to this Section, to the extent that its actions are in accordance with applicable Laws.

(f) Landlord may remedy or attempt to remedy any default of Tenant under this Lease for the account of Tenant and enter upon the Premises for such purposes. No notice of Landlord's intention to perform such covenants need be given Tenant unless expressly required by this Lease. Landlord shall not be liable to Tenant for any loss or damage caused by acts of Landlord in remedying or attempting to remedy such default and Tenant shall pay to Landlord all expenses incurred by Landlord in connection with remedying or attempting to remedy such default. Any expenses incurred by Landlord shall accrue interest from the date of payment by Landlord until repaid by Tenant at the highest rate permitted by law.

(g) Take any other action to cure a Default of Tenant as may be permitted at law or in equity.

All of the Landlord's remedies contained in this Lease shall be cumulative and election by Landlord to take any one remedy shall not preclude Landlord from taking any other remedy not by its nature absolutely incompatible with any previously or contemporaneously elected remedy. The Landlord may, at its option, apply any sums received from the Tenant against any amounts due and payable by the Tenant under this Lease in such manner as the Landlord sees fit and regardless of the express purpose for which the tender was made and regardless of any endorsement placed on the check by which payment is made. Except for any notice expressly provided in this Lease, Tenant expressly waives the service of any demand for the payment of rent or for possession and the service of any notice of the Landlord's election to terminate this Lease or to re-enter the Premises, including any and every form of demand and notice prescribed by a statute or other law, and agrees that the simple breach of any covenant or provision of this Lease by the Tenant shall, of itself, without the service of any notice or demand whatsoever, constitute a forcible detainer by the Tenant of the Premises within the meaning of the statutes of the State of Florida.

Upon a Default, Landlord may, but shall have no obligation to, perform the obligations of Tenant, and if Landlord, in doing so, makes any expenditures or incurs any obligation for the payment of money, including reasonable attorneys' fees, the sums so paid or obligations incurred, plus a sum equal to the greater of eighteen percent (18%) and the maximum amount required under law of said cost representing the Landlord's overhead, shall be paid by Tenant to Landlord within thirty (30) days of rendition of a bill or statement to Tenant therefor.

24. **Attorneys' Fees and Costs**. Tenant shall pay to Landlord on demand all costs, charges and expenses including reasonable attorneys' fees at all tribunal levels, incurred by Landlord in enforcing this Lease or any covenant hereof or in the collection of any rent, or other sum of money, becoming due hereunder or in the recovery of possession of the Premises or reletting of the Premises, in the event of the breach by Tenant of any of the terms or provisions of this Lease. In addition, upon any default by Tenant, Tenant shall also be liable to Landlord for the reasonable and actual expenses to which Landlord may be put in re-entering the Premises; repossessing the Premises; painting, altering, or dividing the Premises; combining the Premises with an adjacent space for any new tenant; putting the Premises in proper repair; protecting and preserving the Premises by placing watchmen and caretakers therein; reletting the Premises (including attorneys' fees and disbursements, marshal's fees, and brokerage fees, in so doing); and any other expenses reasonably incurred by Landlord. If Tenant or Landlord is the prevailing party in any action brought by Landlord or Tenant in connection with or arising out of this Lease, the prevailing party shall be entitled to judgment for its costs and reasonable attorneys' fees incurred at all tribunal levels.

25. **Non-Waiver of Breach**. Landlord's failure to take advantage of any default or breach of covenant on the part of Tenant shall not be construed as a waiver thereof, nor shall any custom or practice which may grow between the parties in the course of administering this Lease be construed or to waive or to lessen the right of Landlord to insist upon the strict performance by Tenant of any term, covenant or condition hereof, or to exercise any rights of Landlord on account of any such default. A waiver of a particular breach or default shall not be deemed to be a waiver of the same or any other subsequent breach or default. The acceptance of any Rent hereunder shall not be, or be construed to be, a waiver of any breach of any term, covenant or condition of this Lease. The presentation of any rent or other charge hereunder in the form of a check marked by Tenant to constitute a waiver of any default shall not constitute such waiver even though endorsed and cashed by Landlord unless Landlord expressly agrees to waive such default by separate written instrument. No surrender of the Premises for the remainder of the term hereof shall operate to release Tenant from liability hereunder.

26. **Subordination by Tenant**. This Lease and Tenant's rights hereunder, are hereby made expressly subject and subordinate to any and all security agreements, mortgages, ground or underlying leases, or like instruments resulting from any financing or refinancing affecting the Premises or Building

(or any portion thereof) which are currently in existence or which may hereafter be created by Landlord, or its successors or assigns, including any and all extensions and renewals, substitutions, and amendments thereof, and to any and all advances made or to be made under same (collectively the "Mortgage"). This provision shall be self-operative without the execution of any further instruments. Tenant agrees to execute any instrument or instruments which the Landlord or any Mortgagee of Landlord may deem necessary or desirable to further evidence the foregoing subordination. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instrument which appointment shall be deemed coupled with an interest and irrevocable. Tenant further agrees to make such reasonable modifications to this Lease (not increasing Tenant's obligations or reducing the Term or Tenant's other rights hereunder) as may be requested by the holder of any such Mortgage (the "Mortgagee"). Tenant agrees that in the event of any act or omission by Landlord which could constitute a default by Landlord or give Tenant the right to terminate this Lease or claim a partial eviction, Tenant shall not exercise any such right until (i) Tenant notifies Landlord in writing of such default and Landlord fails to cure such default within thirty (30) days of such notice, or if such default cannot reasonably be cured within such thirty (30) days, then within a reasonable time thereafter; and (ii) until every holder of any Mortgage is notified in writing of such default and fails to commence to cure such default within thirty (30) days after all of Landlord's periods to cure such default have expired. Tenant further agrees to execute any subordination, non-disturbance and/or attornment agreement requested by any mortgagee and/or ground lessor. Without limitation of any other provision of this Section, Tenant acknowledges that the proceeds of casualty loss or condemnation shall be used or distributed in the manner required by the Mortgage.

27. **Time**. It is understood and agreed between the parties hereto that time is of the essence of this Lease, and of all of the terms, conditions and provisions contained herein. Any time period herein described of ten (10) days or more shall mean calendar days; less than ten (10) days shall mean business days. For all purposes of this Lease, a "business day" means any day other than a Saturday, Sunday, or legal holiday declared by the United States federal government.

28. **Transferability by Landlord**. Landlord shall have the right to transfer and assign, in whole or in part, all and every feature of its rights and obligations hereunder as part of a conveyance of the Building and underlying property and upon such assignment of this Lease or conveyance of the Building, the Landlord named herein shall be released from all subsequent obligations or liabilities hereunder, Landlord's successor in interest shall become the new Landlord hereunder and responsible to Tenant for all obligations of Landlord, and Tenant shall attorn to such successor in interest and recognize such successor in interest as the Landlord under this Lease.

29. **Amendment of Lease**. This Lease may not be altered, changed, or amended, except by an instrument in writing, signed by the party against whom enforcement is sought. This Lease and any exhibits contain the entire agreement reached in all previous negotiations between the parties hereto and there are no other representations, agreements or understandings of any kind, either written or oral, except as specifically set forth herein.

30. **Condemnation**. In the event all or any material part of the Building shall be taken or condemned for any public or quasi-public use or purpose, the Landlord may, at its option, terminate this Lease from the time title to or right to possession of the Building shall vest in or be taken for such public or quasi-public use or purpose. Tenant shall not be entitled to receive any portion of any award made or paid to Landlord representing the property or interest of Landlord taken or damaged and Tenant hereby expressly waives and relinquishes any right or claim to any portion of any such award regardless of whether any such award includes any value attributable to Tenant's leasehold estate. However, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord or any Mortgagee, such special and separate damages as may be recoverable by Tenant independent of and without diminution of Landlord's recovery. If the Lease is not terminated as above provided, a proportionate reduction shall be made in the rent herein reserved corresponding to the time during which, and applicable to the portion of the Premises of which, Tenant shall be deprived of possession. The decision of a licensed Florida architect or engineer hired by Landlord and certified in writing to Landlord and Tenant shall conclusively be deemed binding on the parties as to: (i) whether the Premises or Building are rendered untenantable, (ii) the percentage of the Premises rendered untenantable and the resulting percentage by which rent and other charges hereunder should abate during the period of untenantability, and (iii) the date upon which the Premises are restored to tenantability.

31. **Surrender of Demised Premises**. Subject only to Section 16.1 hereof, Tenant agrees to surrender the Premises at the termination of the tenancy herein created in the same condition as received by Tenant, reasonable use and wear thereof excepted. On termination of this Lease or of Tenant's right to possession hereunder, Tenant shall remove from the Premises, the Building and the areas surrounding the Building all of its inventory and other personal property, other than any alterations, fixtures and other installations which are the property of Landlord and not required to be removed pursuant to Section 16.1

of this Lease. If Tenant shall not remove any inventory, or other personal property which it is required to remove pursuant to this Lease, the Landlord may remove and dispose of the same as Landlord sees fit, without liability to Tenant or any obligation to account to Tenant therefor, and Tenant shall be liable to Landlord for the cost of such removal and disposition, including, without limitation, any costs to restore the Premises.

32. **Holding Over**. In case of holding over by Tenant after expiration or termination of this Lease, Tenant shall be deemed a tenant at sufferance and will be liable for Landlord's damages due to such holdover, including, without limitation, any liability of Landlord for failure to deliver the Premises pursuant to the terms of a new lease for the Premises, and, in addition, shall pay for each month of such holdover period 150% of the amount of the Base Rent, Additional Rent, and other charges accruing for the last month during the term of this Lease. No holding over by Tenant after the term of this Lease shall operate to extend the Lease, except that Landlord, at its option, by written notice to Tenant, may elect to consider Tenant's withholding of the Premises as a holdover of this Lease and treat Tenant as a tenant for another year on the same terms and conditions as are contracted in this Lease, in which case the total rental shall be 150% of the rate stipulated herein.

33. **Quiet Enjoyment**. Tenant shall and may peaceably have, hold and enjoy the Premises subject to the terms of this Lease and provided Tenant pays the rental herein reserved and performs all the covenants and agreements herein contained.

34. **Attornment**. In the event of any foreclosure of any mortgage encumbering the Building, or deed-in-lieu thereof, or sale of the Building, Landlord shall be released from all liability hereunder and Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

35. **Estoppel Certificate**. Within ten (10) days after request therefor by Landlord, Tenant shall deliver to Landlord, in a form satisfactory to Landlord, a certificate certifying (i) the good standing and absence of default under this Lease; (ii) the absence of set-offs to charges hereunder; (iii) the validity and completeness of a copy of this Lease and all amendments to be attached to the certificate; (iv) the amount of pre-paid rent; (v) the amount of security deposit; (vi) the commencement and expiration dates hereof; (vii) the dates and amounts of the last made and next due rental installments; and (viii) such other matters as Landlord shall request, noting any exceptions to any such items as may exist. Without limiting the generality of the foregoing, and notwithstanding any other provision of this Lease, Landlord may, at its option, require that Tenant deliver to Landlord such a certificate as a condition to delivery of the Premises to Tenant or within ten (10) days following Landlord's written request therefor following delivery of the Premises to Tenant, as elected by Landlord.

36. **Signage and Window Treatments**. Except with the prior written consent of Landlord, such consent to be in Landlord's sole and absolute discretion, the Tenant shall not erect, install, display, inscribe, paint or affix any window treatments, signs, lettering or advertising mediums, in, upon, or above any exterior or interior portion of the Premises including, without limitation, the common corridor walls, entrance door to the Premises or the exterior wall and glass surfaces thereof.

37. **Impact Fees**. Tenant shall be responsible, at Tenant's sole cost and expense, for the payment of all parking, impact or other fees related to Tenant's use or occupancy of the Premises or Building.

38. **Alarm Box**. Should Tenant install an alarm box, that alarm box must not be visible from the street.

39. **Brokerage**. Tenant represents and warrants that there are no brokers involved in this Lease transaction except **DWNTWN Realty Advisors** and **Fortune International Realty** to whom a commission shall be paid by Landlord by separate agreement. Tenant agrees to indemnify, defend and hold Landlord harmless from and against all costs, claims, liabilities, expenses or damages of any kind whatsoever (including but not limited to attorneys' fees and costs at all tribunal levels) arising from any such brokerage claim made by anyone purporting to be acting on Tenant's behalf other than the above named broker.

40. **Recording**. Neither Tenant nor anyone claiming under Tenant shall record this Lease or any memorandum thereof without the prior written consent of Landlord. Landlord shall be entitled, but not required, to record a short form of memorandum (the "Memorandum") of this Lease. Within five (5) days of written request by Landlord, Tenant shall execute Landlord's form Memorandum and promptly return such to Landlord.

41. **Authority**. Tenant is a corporation duly organized and existing under the laws of the State of Delaware and qualified to do business in the State of Florida, and Tenant has full right and authority to enter into this Lease, and each of the persons signing on Tenant's behalf are authorized to do so. In addition, Tenant warrants that it is not necessary for any other person, firm, corporation, or entity to join in the execution of this Lease to make the Tenant's execution complete, appropriate and binding.

42. **Severability**. Inapplicability, invalidation, or unenforceability of any one or more of the provisions of this Lease or any instrument executed and delivered pursuant hereto, by judgment, court order or otherwise, shall in no way affect any other provision of this Lease or any other such instrument, which shall remain in full force and effect.

43. **Lien upon Tenant's Property**. Subject to rights in favor of any secured party providing financing to Tenant for the purchase of inventory, furniture or trade fixtures, Tenant hereby pledges and assigns to Landlord as security for the payment of any and all Base Rent, Additional Rent, and all other sums or amounts provided for herein, all of the furniture, fixtures, equipment, inventory, goods and chattels of Tenant which shall or may be brought or put into the Premises. Tenant agrees that said lien may be enforced by distress, foreclosure or otherwise, at the election of the Landlord. Tenant hereby expressly waives and renounces for himself and family any and all homestead and exemption rights he may now or hereafter acquire under or by virtue of the constitution and laws of the State of Florida or of any other state, or of the United States, as against the payment of said rent or any other obligation or damage that may accrue under the terms of this Lease. To the extent permitted by law, this Lease shall constitute a security agreement under Article 9 of the Florida Uniform Commercial Code, and Landlord shall have the right to file any applicable UCC-1 financing statements evidencing such security pursuant to applicable law. Landlord, as secured party, shall be entitled to all the rights and remedies afforded a secured party under the Uniform Commercial Code, which rights and remedies shall be in addition to and cumulative of the Landlord's liens and rights provided by law or by the other terms and provisions of this Lease.

44. **Effect of Unlawful Retention of Premises by Other**. If Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date because of construction delays or the unlawful retention of possession by a previous tenant, Landlord shall not be liable to Tenant in damages or otherwise and this Lease shall not terminate, but Tenant shall have no obligation to pay rent until possession of the Premises is delivered to Tenant.

45. **Binding Effect**. Submission of this instrument for examination does not constitute a reservation of or option for the Premises nor an offer to rent the same. The instrument becomes effective as a Lease only upon execution and delivery by both Landlord and Tenant.

46. **Trial by Jury; Litigation**. Tenant and Landlord hereby waive any and all right to a jury trial of any issue or controversy arising under this Lease, related to the Premises or the relationship of the parties created hereby. Any litigation arising between the parties shall be maintained solely in the state court of competent jurisdiction in Miami-Dade County, Florida, and the Landlord, Tenant and Guarantors, if any, hereby irrevocably submit themselves to the jurisdiction of said courts for all purposes in connection herewith.

47. **No Exterior Light or Sound Emission**. Tenant further agrees not to install any exterior lighting (other than approved signage), amplifiers or similar devices or use in or about the Premises any advertising medium which may be heard or seen outside the Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts.

48. **Covenant of Rent**. Tenant agrees that the provisions for payment of Rent herein are independent covenants of Tenant and Tenant shall not interpose any counterclaim or counterclaims in a summary proceeding or in any action based upon non-payment of rent or any other payment required of Tenant hereunder.

49. **Conclusiveness of Landlord's Billing**. If Tenant has any objection to or dispute with any billing, invoicing or other sum claimed by the Landlord under or pursuant to this Lease, Tenant shall object in writing to the Landlord within thirty (30) days from the date of Tenant's receipt of such billing invoice or other claim. In the event Tenant fails to so object in writing to any invoice from the Landlord, the parties agree that it shall be conclusively presumed that such billing is accurate in all respects that Tenant has no defenses to the payment of such amount, and that Tenant is fully liable for the payment of such amount.

50. **Force Majeure**. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired and Landlord shall not be liable in the event Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so if such inability or delay is caused by "force majeure".

The term "force majeure" as used in this Lease shall mean "Acts of God", labor disputes (whether lawful or not), material or labor shortages, restrictions by any governmental authority, civil riots, floods or other cause beyond Landlord's control. Force Majeure shall not operate to excuse Tenant from the prompt payment of Rent or any other payments required under the terms of this Lease.

51. **Promotions**. Landlord, in its sole discretion, may conduct advertising, promotions, events, and public relations activities on behalf of and for the benefit of its tenants in the Building and other buildings owned by Landlord and its affiliates located in the Miami Design District. Landlord, in its sole discretion, may charge the cost of such promotions to the lessees of the Building and such other buildings on a monthly or quarterly basis at Landlord's discretion. There is currently no promotion charge, however if Landlord elects to exercise this right, Tenant's share of such cost shall be $2.00 per square foot of the Premises, subject to the annual increases of five percent (5%). Landlord agrees that in any one calendar year said charges shall not exceed five percent (5%) of the yearly Rent then being paid by Tenant to Landlord.

52. **Hazardous Substances.** For the purposes of this Section the following terms have the following meanings:

(a) "Environmental Law" means any local, state or federal law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980) and RCRA (Resources Conservation and Recovery Act of 1976) and SARA (Superfund Amendments and Reauthorization Act of 1986).

(b) "Hazardous Substance" means any substance material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated classified or regulated under any Environmental Law including but not limited to asbestos, petroleum and petroleum products and mold.

(c) Tenant hereby assumes the risks associated with mold, mildew, fungus or other potentially dangerous organisms in amounts sufficient to create a health risk to humans ("mold"), waives any claim or cause of action against Landlord arising out of the existence of mold in the Premises and/or the Building, and releases Landlord from any and all liabilities resulting from mold and any conditions promoting mold growth.

52.1 **Tenant's Responsibilities**. At its own expense Tenant will procure, maintain in effect and comply with all conditions of any and all permits licenses and other governmental and regulatory approvals required for Tenant's use of the Premises and operation of its business. Tenant will not cause or permit any Hazardous Substance to be brought upon, kept or used in or about the Premises or Building by Tenant its agents, employees, contractors or invitees without the prior written consent of Landlord, such consent to be in Landlord's sole and absolute discretion. Tenant will cause any and all Hazardous Substance brought upon the Premises by Tenant to be removed from the Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and waste. Tenant will in all respects handle, treat, deal with and manage any and all Hazardous Substances in on under or about the Premises in total conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Substances. Upon expiration or earlier termination of the term of the Lease, Tenant will cause all Hazardous Substances placed on, under or about the Premises by Tenant or at Tenant's direction to be removed and transported for use, storage or disposal in accordance and in compliance with all applicable Environmental Laws. Tenant will not take any remedial action in response to the presence of any Hazardous Substance in or about the Premises or Building nor enter in to any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Substance in any way connected with the Premises without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interests with respect thereto.

52.2 **Indemnification**. If the Premises or the Building become contaminated in any manner or otherwise become affected by any release or discharge of a Hazardous Substance as a result of Tenant's breach of its obligations pursuant to Section 52.1, Tenant shall immediately notify Landlord of the release or discharge of the Hazardous Substance and Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including without limitation ,a decrease in value of the Building or the Premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space and any and all sums paid for settlement of claims, attorneys' fees, and expert fees) arising during or after the term of this Lease and arising as a result of such contamination, release or discharge. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or

restoration mandated by federal, state or local agency or political subdivision. The provisions of this paragraph shall survive the expiration of the Term or earlier termination of this Lease.

53. **Interpretation**. The captions, sections, clauses, article numbers, section numbers and table of contents, if any, of this Lease are inserted for convenience only and in no way limit, enlarge, define or otherwise affect the scope or intent of the Lease or any provision thereof. The parties hereto intend that the interpretation and enforcement of this Lease be governed by the laws of the State of Florida. If there is more than one Tenant, the obligations and liabilities hereunder imposed upon Tenant shall be joint and several. The words "Landlord" and "Tenant" shall also extend to and mean the successors in interest of the respective parties hereto and their permitted assigns, although this shall not be construed as conferring upon the Tenant the right to assign this Lease or sublet the Premises or confer rights of occupancy upon anyone other than Tenant. All charges due from Tenant to Landlord hereunder, including, without limitation, any charges against Tenant by Landlord for services or work done on the Premises by order of Tenant, except sales tax, shall be deemed Additional Rent, shall be included in any lien for rent, and shall be paid (including sales tax) without setoff or defense of any kind. This Lease has been fully negotiated and reviewed by the parties and their counsel and is the work product of both Landlord and Tenant; it shall not be more strictly construed against either party. Provisions inserted herein or affixed hereto shall not be valid unless appearing in the duplicate original hereof held by the Landlord and initialed by the Parties hereto. In the event of variation or discrepancy, the Landlord's duplicate shall control. This Lease and the exhibits, schedules, addenda, riders, and guaranty, if any, attached hereto are incorporated herein and set forth the entire agreement between the Landlord and Tenant concerning the Premises and Building and there are no other agreements or understandings between them. This Lease and its exhibits, schedules, addenda, riders, and guaranty, if any, may not be modified except by agreement in writing executed by the Landlord and Tenant. Nothing in this Lease creates any relationship between the parties other than that of lessor and lessee and nothing in this Lease constitutes the Landlord a partner of the Tenant or a joint venturer or member of a common enterprise with the Tenant.

54. **Financial Data**. At the request of the Landlord, but no more than one time per calendar year, Tenant will provide to Landlord information on gross revenues, employment and payroll generated at Premises. Landlord will keep this information strictly confidential and will not share or distribute that information to any third party without Tenant's permission except and unless such information is required by a financial institution that has or is considering providing financing for the Building, or to the extent required by the United States Citizenship and Immigration Services in connection with financing for the Building through the EB-5 visa program or to the extent required by law or court order.

55. **Radon Gas Notification.** RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

56. **Intentionally Deleted.**

57. **Access to Premises.** Subject to the other terms and conditions of this Lease, Tenant shall have access to the Premises twenty four (24) hours per day seven (7) days per week. Tenant acknowledges that access to the Building shall be controlled through a security system installed by Landlord for the entire Building. In the event that Tenant desires to tie-in the Premises to the Building security system, Tenant agrees to pay the cost of $1,452.80 to purchase and install (through Landlord's contractor) the equipment necessary to tie-in the Premises to the Building security system.

58. **OFAC Compliance**. Tenant represents and warrants to Landlord that (a) neither Tenant nor any person or entity that owns an equity interest in it nor any of its officers, directors, or managing members is a person or entity (each, a "Prohibited Person") with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 (the "Executive Order") signed on September 24, 2001 and entitled "Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism"), or other governmental action, (b) Tenant's activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the "Money Laundering Act") (i.e., Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "Patriot Act"), and (c) Tenant shall comply with the Executive Order, the Money Laundering Act, and the Patriot Act.

59. WAIVERS BY TENANT. Tenant expressly waives all of the following: (i) the requirement under Section 83.12 of the Florida Statutes that the plaintiff in his distress for rent action file a bond payable to Tenant in at least double the sum demanded by the plaintiff, it being understood that no bond shall be required in any such action; (ii) intentionally deleted; (iii) in the event of suit by or against Landlord, then the venue of such suit shall be in Miami-Dade County, Florida, and Tenant hereby waives for itself whatever rights it may have in the selection of venue; (iv) the right of counterclaim in any action brought by Landlord against Tenant for damages or for possession of the Premises due to nonpayment of Base Rent or other sums required of Tenant under this Lease; and (v) the notice requirement set forth in Section 83.20 of the Florida Statutes.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease in several counterparts as of the day and year first above written, each of which counterpart shall be considered an executed original. In making proof of this Lease it shall not be necessary to produce or account for more than one counterpart.

LANDLORD:

DESIGN DISTRICT DEVELOPMENT PARTNERS, LLC, a Florida limited liability company

By: ________________________________
Benjamin R. Norton, Manager

TENANT:

GAUCHO GROUP, INC., a Delaware corporation

By: ________________________________

Its ________________________________

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease in several counterparts as of the day and year first above written, each of which counterpart shall be considered an executed original. In making proof of this Lease it shall not be necessary to produce or account for more than one counterpart.

LANDLORD:

DESIGN DISTRICT DEVELOPMENT PARTNERS, LLC, a Florida limited liability company

By: ______________________________
Benjamin R. Norton, Manager

TENANT:

GAUCHO HOLDINGS INC., a Delaware corporation

By: ______________________________
Its President

{38789807;4}**R**

SCHEDULE OF EXHIBITS

EXHIBIT “A” - LANDLORD'S WORK

EXHIBIT “B” - TENANT'S WORK

EXHIBIT “C” - FLOOR PLAN

EXHIBIT “D” - RULES & REGULATIONS

EXHIBIT “E” – GUARANTY OF LEASE

EXHIBIT “F” - AFFIRMATION OF DATES

EXHIBIT "A"

LANDLORD'S WORK

None

EXHIBIT "B"

TENANT'S WORK

1. Construction of the Tenant's Work. All of Tenant's Work shall be performed by a licensed contractor selected by Tenant, and approved by Landlord in its reasonable discretion ("Tenant's Contractor").

2. Tenant's Plans. Prior to the commencement of the Tenant's Work, Tenant shall deliver to Landlord for its approval: (i) a final set of Tenant's plans and specifications prepared by Tenant's Architect; (ii) a copy of its executed construction contract with Tenant's Contractor for the construction of the Tenant's Work in accordance with Tenant's plans and specifications; (iii) certificates of the insurance required to be obtained by Tenant hereunder; and (iv) a copy of the building permit and all other necessary governmental approvals (collectively, the "Governmental Approvals") for Tenant's Work in accordance with Tenant's plans and specifications. Within fifteen (15) days after Landlord's receipt of the foregoing items, Landlord shall deliver written notice to Tenant stating whether Landlord approves the same, or whether Landlord disapproves the same (in which event, the bases for such disapproval shall be stated), or whether Landlord requires additional information in order to approve or disapprove. If Landlord does not approve the foregoing items or requests additional information, Tenant shall modify and resubmit such items for Landlord's approval within fifteen (15) days after Tenant's receipt of Landlord's notice of disapproval or request for additional information, as the case may be and the foregoing process shall be repeated until such items are approved. Tenant shall pay $1,000.00 toward Landlord's review and processing expenses, plus third-party costs actually incurred by Landlord in connection with reviewing the plans and specifications, which sum shall be paid simultaneously with delivery to Landlord of Tenant's plans and specifications and shall reimburse Landlord for all other expenses incurred by Landlord in connection with its review of Tenant's plans and specifications, application for Governmental Approvals and other submittals made pursuant to the Work Letter or Section 7 of the Lease, including, without limitation, reasonable attorney's fees (whether in house or outside counsel) associated with Tenant's Work.

3. Construction By Tenant. Once Tenant's plans and specifications and such other items have been approved by Landlord, Tenant shall record a notice of commencement, which shall first be approved by Landlord, in the public records, which shall be signed by Tenant and reflect Tenant as owner of the job and shall name Landlord as fee simple titleholder and thereafter commence and cause the Tenant's Work to be constructed in accordance with the approved plans and specifications in a first class, good and workmanlike manner. Tenant shall be responsible for providing, at Tenant's sole cost and expense, security service to the Premises during the course of the Tenant's Work. Tenant's Work shall not unreasonably impede vehicular or pedestrian, ingress or egress to or from the Building or any part thereof.

Prior to commencement of any of Tenant's Work, Tenant and Tenant's contractor(s) shall attend a preconstruction meeting with the Landlord and shall provide Landlord with copies of contractor(s)' Florida license and evidence of insurance as set forth below.

From and after Tenant's commencement of construction of the Tenant's Work, when and as set forth above, Tenant shall thereafter diligently prosecute such construction to completion. After Landlord's approval of the Tenant's plans and specifications, no material change shall be made therein except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All permits necessary for the performance of Tenant's Work shall be obtained by Tenant at its cost and expense. Tenant shall be responsible for proper closing out of any and all permits issued for any work performed by Tenant, including, without limitation, signage. Within thirty (30) days of the completion of the Tenant's Work, Tenant shall provide Landlord with a set of as-built plans for the Premises.

Landlord may charge Tenant a construction administration fee not to exceed $5,000 for any subsequent Alteration request after the completion of the initial Tenant's Work to cover Landlord's overhead as it relates to the proposed Alterations or inspecting the progress of completion of the same, with all such amounts being due five (5) days after Landlord's demand.

Tenant covenants that the Tenant's Work shall comply with all applicable Laws and all governmental regulations, including the codes and ordinances of the City of Miami, Miami-Dade County and the State of Florida, the United States of America and all other governmental agencies having jurisdiction over the Building, including without limitation the Americans with Disabilities Act, as amended from time to time ("ADA"). Tenant shall, at its sole expense, in doing any work, including, without limitation, any Tenant's Work, making any installations, or in using, occupying or conducting business at the Premises, comply with all present and future Laws, regulations, ordinances, building codes and/or fire codes, including the ADA, that are applicable to the Premises or to Tenant's use or occupancy or business operations, including those that relate to installation, maintenance, upgrading, repair or replacement of sprinkler systems, and Tenant shall defend, indemnify and hold Landlord harmless from all losses, damages, claims, liabilities, costs and expenses (including reasonable legal fees) arising out of any failure to do so. Landlord reserves the right, at all reasonable times upon reasonable written notice to Tenant, to enter the Premises and inspect Tenant's Work in progress for the purpose of verifying conformity of Tenant's Work with the approved Tenant's plans and specifications, provided that any such entrance and inspection shall be accomplished in such manner as to not unreasonably interfere with or delay Tenant's construction of the Tenant's Work. The Tenant's Work shall comply with all of the terms and provisions of any insurance policy covering or applicable to the Premises and with the reasonable requirements of any national or local Board of Fire Underwriters (or any other insurance body exercising similar functions) having jurisdiction as to the Premises. Landlord shall have no liability with respect to Tenant's materials or equipment stored in the Premises or elsewhere in or about the Building.

Tenant shall be responsible for the payment of utility charges from and after the date of commencement of Tenant's Work.

Tenant shall perform and cause Tenant's contractor and subcontractors to perform Tenant's Work in a manner so as not to damage the Building and so as not to damage, or unreasonably delay or interfere with the prosecution or completion of any work being performed by Landlord or its contractors in the Premises or by Landlord or any other tenant or their respective contractors or in or about any other portion of the Building, and also so as not to injure, obstruct or unreasonably interfere with the operation of business by other tenants in the Building or adjacent buildings, and shall comply with all reasonable construction procedures and regulations now existing or hereafter prescribed by Landlord in its reasonable business judgment, including permitted days and hours of work which Landlord or its agent may determine from time to time. Tenant shall cause its contractor and subcontractors to keep the work area clean and to remove all debris on a daily basis. If Tenant fails to comply with its obligations set forth in the preceding sentence, Landlord, in its reasonable discretion, shall have the right to give written notice to Tenant to suspend any construction work at any time being performed by or on behalf of Tenant in the Premises. Upon receipt of such notification from Landlord to Tenant to cease any such work, as aforesaid, Tenant shall, if requested by Landlord, forthwith remove from the Premises all agents, employees and contractors of Tenant performing such work until such time as Landlord shall have given its consent for the resumption of such construction work and Tenant shall have no claim of any nature whatsoever against Landlord in connection therewith.

Prior to the commencement of the Tenant's Work and until the last to occur of (a) the completion of the Tenant's Work, or (b) the opening of the Premises for business, Tenant shall maintain, or cause to be maintained insurance in builder's risk or similar form, naming Landlord as an additional insured as its interests may appear, against loss or damage by fire, vandalism and malicious mischief and such other risks as are customarily covered by the so-called extended coverage endorsement, covering all of the Tenant's Work, and all materials stored at the site of the Tenant's Work, in the full insurable value thereof by a reputable insurance company licensed to do business in the State of Florida. In addition, Tenant agrees to require all contractors and subcontractors engaged in the performance of the Tenant's Work to effect and maintain and deliver to Tenant and Landlord certificates evidencing the existence of, prior to the commencement of the Tenant's Work and until completion thereof the following insurance coverages:

(a) Workers' Compensation Insurance - in accordance with the laws of the State of Florida, in amounts required by law.

(b) Commercial General Liability Insurance naming Tenant and Landlord as additional insureds, with a combined single limit of not less than $1,000,000.00.

(c) Flood Insurance as provided by the Federal Flood Program.

(d) Fire and water damage legal liability coverages of not less than $1,000,000.00.

All such insurance shall provide, and certificates thereof shall state, that the same is non-cancelable and non-amendable without at least thirty (30) days prior written notice to Landlord.

4. Design 41 Building LEED Standards.

See the Design 41 Building LEED Standards attached as Schedule B-1 to this Exhibit "B" for design and construction standards for this Building.

The Design 41 Building LEED Standards

When building out space in The Design 41 Building, tenants are required to meet the following specifications. All tenant build outs are required to meet the following criteria and tenant design teams will need to demonstrate compliance in order to be approved by Design District Development Partners LLC.

LEED Requirements for all Tenants at the Design 41 Building. Signature on this document verifies that the future Tenant agrees to the design requirements below and that the Building owner or owner representative has provided "*Tenant Guidelines*" for further information.

Energy Efficiency measures required for all Tenant build outs:

- Glazing U-Value: 0.870
- Glazing SHGC: 0.430
- R-19 insulation average insulation above roof decks – confirm with contractor
- R-5 insulation or better + 1/2" Gypsum Board at exterior walls and walls adjacent to unconditioned space (provided by future tenants or confirm with contractor)
- **20% reduction in lighting power density vs. ASHRAE 90.1-2007**
  - *1.36 W/SF for Retail;*
  - *0.88 W/SF for Office;*
  - *0.96 W/SF for Restaurant – Food Preparation Area (Kitchen);*
  - *1.12 W/SF for Restaurant – Bar Lounge/Leisure Dining;*
  - *1.68 W/SF for Restaurant – Family Dining;*
- **Tenants must purchase future equipment as per current Mechanical Specifications** (Efficiencies between 17.5 – 19 SEER depending on tonnage, as per sheet M-401) Refer to sheet M-401 attached.
- Heating, Refrigeration, and Air Conditioning (HVAC) equipment must use one of these refrigerant types: R-410, R-410A, and R-134a, or zero refrigerants.

Water Efficiency Measures Require for Tenant's Work and Any Alterations:

- Maximum flow rate of **0.5 gallons per minute** (GPM) maximum for all lavatories
- Maximum flush rate of **0.5 gallons per flush** (GPF) for urinals
- Maximum flush rate of **1.5 gallons per minute** (GPM) for kitchen sink
- Maximum flush rate of **1.28 GPF** for toilets

Indoor Environmental Quality Measures Required for Tenant's Work & Any Alterations:

- Tenant shall supply minimum levels of ventilation, for the Premises, through compliance with ASHRAE Standard 62.1-2007 Standard (sections 4-7). The Standard specifies minimum ventilation rates and Indoor Air Quality levels so as to reduce the potential for adverse health effects. The standard specifies that systems be designed to prevent uptake of contaminants, minimize growth and dissemination of microorganisms, and if necessary, filter particulates.

- Tenant shall use the ASHRAE Ventilation Rate Procedure for calculating acceptable ventilation for HVAC system design in the Premises. The ventilation rate procedure prescribes outdoor air quality levels acceptable for many space use types including retail, commercial, institutional, vehicular and industrial spaces. The ventilation rate procedure methodology is found in section 6.2 of ASHRAE Standard 62.1-2007.

- The following minimum performance criterion is requested of the tenants HVAC ventilation design.

Tenant Office Shell Spaces

Table 1

Space Type	People Outdoor Air Rate (cfm/person)	Area OutdoorDefault Air Rate (cfm/ sq. ft.)	Occupant density (Persons/1000 sq. ft)*
Offices	5	0.06	5
Reception areas	5	0.06	30
Telephone/ data Entry	5	0.06	60
Main entrance Lobbies	5	0.06	10
Computer (not printing)	5	0.06	4
Break rooms	5	0.06	25
Coffee Station	5	0.06	20
Conference/ meeting	5	0.06	50
Corridors	-	0.06	-
Storage rooms	-	0.12	-
Telephone closets	-	0.00	-
Electrical equipment rooms	-	0.06	-

The Design 41 Building Tenant agrees to satisfy all of the above criteria when designing mechanical, electrical and plumbing systems for the space they will occupy and build out.

For Tenant: For Owner:

Print/Date:

OUTSIDE AIR CALCULATIONS — ASHRAE 62.1 - 2.7

FUTURE OFFICE #1 (FOR O/A PROVISIONS ONLY)

	1,800 #' x 10 PERS / 1000 # = 18 PERS x 5 CFM / PERS =	90 CFM / O/A
	1,800 #' x 0.06 CFM / SF	108 CFM / O/A
	TOTAL	198 CFM / O/A
	ZONE EFFECTIVENESS FACTOR (DIVIDED BY 0.8)	250 CFM / O/A

FUTURE OFFICE #2 (FOR O/A PROVISIONS ONLY)

	1,800 #' x 10 PERS / 1000 # = 18 PERS x 5 CFM / PERS =	90 CFM / O/A
	1,800 #' x 0.06 CFM / SF	108 CFM / O/A
	TOTAL	198
	ZONE EFFECTIVENESS FACTOR (DIVIDED BY 0.8)	250 CFM / O/A

FUTURE OFFICE #3 (FOR O/A PROVISIONS ONLY)

	1,500 #' x 10 PERS / 1000 # = 15 PERS x 5 CFM / PERS =	75 CFM / O/A
	1,500 #' x 0.06 CFM / SF	90 CFM / O/A
	TOTAL	165 CFM / O/A
	ZONE EFFECTIVENESS FACTOR (DIVIDED BY 0.8)	210 CFM / O/A

FUTURE OFFICE #4 (FOR O/A PROVISIONS ONLY)

	1,500 #' x 10 PERS / 1000 # = 15 PERS x 5 CFM / PERS =	75 CFM / O/A
	1,500 #' x 0.06 CFM / SF	90 CFM / O/A
	TOTAL	165 CFM / O/A
	ZONE EFFECTIVENESS FACTOR (DIVIDED BY 0.8)	210 CFM / O/A

FUTURE OFFICE #5 (FOR O/A PROVISIONS ONLY)

	850 #' x 10 PERS / 1000 # = 9 PERS x 5 CFM / PERS =	45 CFM / O/A
	850 #' x 0.06 CFM / SF	51 CFM / O/A
	TOTAL	96 CFM / O/A
	ZONE EFFECTIVENESS FACTOR (DIVIDED BY 0.8)	120 CFM / O/A

FUTURE OFFICE #6 (FOR O/A PROVISIONS ONLY)

	850 #' x 10 PERS / 1000 # = 9 PERS x 5 CFM / PERS =	45 CFM / O/A
	850 #' x 0.06 CFM / SF	51 CFM / O/A
	TOTAL	96 CFM / O/A
	ZONE EFFECTIVENESS FACTOR (DIVIDED BY 0.8)	120 CFM / O/A

DUCTLESS MNI-SPLIT A/C SCHEDULE

SIZE	AC-1M	
DESIGNATION/AREA SERVED (VERIFY)	TRASH RMS.	
MANUFACTURER	MITSUBISHI	
OUTDOOR UNIT MODEL NO.	MSYGA24NA	
INDOOR UNIT MODEL NO.	MUYGE12	
UNIT TONS	2	
PERORMANCE	24,000	
NOMINAL COOLING CAPACITY (TONS)	13,100	
TOTAL COOLING CAPACITY (BTU/h)	-	
TOTAL SENSIBLE CAPACITY (BTU/h)	-	
TOTAL HEATING CAPACITY BTU/h	-	
ENERGY EFFICIENCY RATIO EER	19 SEER/ 12.5 EER	(1)
HEAT. SEASONAL PERFORM. FACTOR, HSPF	R-410A	
MOISTURE REMOVAL (PT/ HR)	208-1-60	
REFRIGERANT TYPE	20.0	
ELECTRICAL SERVICE AVAILABLE	20	
MINIMUM CIRCUIT AMPS	7.0	
MAXIMUM FUSE SIZE, AMPS		
COMPRESSOR, RUNNING LOAD AMPS, RLA	C1812	
OUTDOOR UNIT	DC ROT. INVERTER	
INDOOR UNIT MODEL NO.	26 x 34.5 x 11.5	
COMPRESSOR TYPE	90.4	
DIMENSIONS (HxLxD)		
NET WEIGHT, lbs		
INDOOR UNIT	WALL MTD.	
INDOOR UNIT MODEL NO.	523	
TYPE	11.5 x 42 x 9	
TOTAL AIR SUPPLY (CFM)	26.5	
DIMENSIONS (HxLxD)		
NET WEIGHT, lbs		

NOTES:

(*) SEE MANUFACTURER RECOM. & SPECS.

PROVIDE ELECTRICAL WIRING AND DISCONNECTS AS PER MANUFACTURERS INSTRUCTIONS.
PROVIDE REFRIGERANT PIPING AS PER MANUFACTURERS INSTRUCTIONS.

(1) PROVIDE CONDENSATE OVERFLOW FLOAT SWITCH TO AUTOMATICALLY SHUT DOWN UNIT IN CASE OF STOPPAGE.

VENTILATION EQUIPMENT SCHEDULE

DESIGNATION	EF-1	EF-2	EF-3	EF-4, EF-5	EF-6	RF-1
QUANTITY	SEE PLANS	SEE PLANS	SEE PLANS	SEE PLANS	1	SEE PLANS
USE	EXHAUST	EXHAUST	EXHAUST	EXHAUST	TOILET EXH.	RECIRC. AIR
LOCATION	CEILING	CEILING	CEILING	WALL	ROOF	GARAGE
AREA SERVED	BATHRM & STOR.	BATHROOMS	BATHROOMS	SEE PLANS	ER 9	GARAGE
MANUFACTURER	AIR KING	GREENHECK	GREENHECK	GREENHECK	GREENHECK	GREENHECK
MODEL NO.	AS50	SP-A-200	SP-A290	SE 1-12426	HG-121-6	SBE-1L24-7
FAN						
TYPE	CENT.	CENT.	CENT.	PROPELLER	CENT.	PROPELLER
AIR FLOW (C.F.M.)	50	100	150	600	700	BELT
EXTERNAL STATIC PRESSURE (" H_2O)	0.125	0.125	0.25	0.25	0.125	6,000
FAN SPEED (R.P.M.)	-	900	1050	1550	860	0.25
FAN SOUND RATINGS, SONES	3.0	2.0	2.5	6.6	5.2	715
MOTOR						15.5
TYPE	ELECT.	ELECT.	ELECT.	ELECT.	ELECT.	ELECTRIC
HORSEPOWER (H.P.)	30 WATTS	48 WATTS	81 WATTS	1/10 HP	1/8 HP	3/4
FULL LOAD AMPS.	-	-	-	-	-	-
ELECTRICAL SERVICE AVAILABLE	115-1-60	120-1-60	120-1-60	120-1-60	120-1-60	120-1-60
STARTER TYPE	LIGHT SWITCH	LIGHT SWITCH	LIGHT SWITCH	MANUAL	MANUAL	MANUAL
STARTER FURNISHED BY	ELECT. CONTR.	ELECT. CONTR.	ELECT. CONTR.	MECH. CONTR.	MECH. CONTR.	MECH. CONTR.
GENERAL DATA						
LOCATION	CEILING	CEILING	CEILING	WALL	ROOF	CEILING
MASONRY OPENING REQUIRED	-	-	-	18 SQ	-	-
OPERATING WEIGHT,LB.	15 LB	16 LB	20 LB	20	43	75
ACCESSORIES						
FACTORY CURB	-	-	-	-	YES	-
SERVICE SWITCH	YES	YES	YES	YES	YES	YES
BACKDRAFT DAMPER	YES	YES	YES	-	-	-
BIRD SCREEN	-	-	-	-	-	-
DISCHARGE LOUVER	WALL CAP	-	-	GRAVITY LOUVER	-	-
VARIABLE FREQENCY DRIVE	-	-	-	-	-	-
VIBRATION ISOLATORS						
TYPE	-	-	-	-	-	YES
MINIMUM STATIC DEFLECTION (INCH.)	-	-	-	-	-	-
AUTOMATIC CONTROLS						
TYPE	-	-	-	-	-	SPRING
DESCRIPTION	-	-	-	-	-	1.5'

NOTE

(1) PARKING GARAGE VENTILATION CONTROLLED FROM CO DETECTION SYSTE. SEE CONTROL SEQUENCY IN DWG. M-42

(2) PROVIDE VARIABLE FREQUENCY DRIVE FOR MODULULATION CAPABILITY THROUGH CO SYSTEM

(3) PROVIDE EF-2 FOR POOL EQ. RM. EPOXY COATED

PACKAGE 100% O/A HEAT PUMP ROOF TOP SCHEDULE

DESIGNATION	RTU-1		
QUANTITY	1		
USE	100 % O/A CORR.		
LOCATION	ROOF		
AREA SERVED	CORRIDOR & ELEV. LOBBY		
MANUFACTURER	ADDISON		
MODEL No.	TRSA 300		
RATINGS			
NOMINAL SIZE, TONS	30		
GRAND TOTAL CAPACITY, MBH	373.9		
TOTAL SENSIBLE CAPACITY, MBH	182.7		
TOTAL CONSUMTION, KW	26.3		
ENERGY EFFICIENCY RATIO, EER/IPLV	14		
COEFFICIENT OF PERFORMANCE COP	-		
ELECTRICAL SERVICE AVAILABLE	208/3/60		
UNIT FLA			
MAXIMUM FUSE SIZE or HACR, AMPS	175		
UNIT WEIGHT, LBS	3,575		
EVAPORATOR SECTION			
SUPPLY AIR CFM (NOM.)	5,800		
OUTSIDE AIR CFM	5,800		
EXTERNAL STATIC PRESSURE	1.25		
FAN SPEED, RPM	1027		
FAN MOTOR, HP	3		
FAN MOTOR, FLA	9.8		
ENTERING AIR, DB/WB	91 / 78		
LEAVING AIR, DB/WB	54.7 / 54.6		
CONDENSING SECTION			
TYPE	DX		
REFRIGERANT TYPE	R-410A		
OUTSIDE AIR TEMPERATURE, F			
COMPRESSOR, QTY/ TYPE	(2) SCROLL		
COMPRESSOR, RLA	48.1 EA.		
CAPACITY REDUCTION STEPS	2		
HEATING/REHEAT SECTION			
HOT GAS REHEAT SECTION, MBH SEE NOTE 1	87,500		
DISCHARGE AIR TEMP, MAX., Fdb	90.3°F		
HEATING ELEMENT SIZE, KW / STEPS	37.5/2 KW		
ACCESSORIES			
FACTORY FABRICATED ROOF CURB	YES		
SMOKE DETECTOR (CONNECT TO BLDG. FA SYSTEM)	YES		
DDC CONTROLS	SEE NOTES 3 & 4		
NON RUST STAINLESS STEEL DRAIN PAN	YES		
FILTERS			

NOTES:

1. PROVIDE MODULATING HOT GAS REHEAT COIL & HOT GAS BY-PASS ON LAST COMPRESSOR STAGE.
2. PROVIDE UL LISTED PACKAGED UNIT WITH AMCA & ARI CERTIFIED RATINGS.
3. PROVIDE WITH MICROPROCESSOR CONTROLS FACTORY INSTALLED.
4. PROVIDE THERMAL AND HUMIDITY CONTROL. LOCATE T'STAT & H'STAT CONTROL SHALL BE HEAT/COOL & HUMIDITY VIA PROGRAMMABLE CONTROLLER PER NOTE 2.

AIR CONDITIONING HEAT PUMP SCHEDULE RETAILS & OFFICES)

	1.5 TON	(FUTURE) 3 TON	(FUTURE) 5 TON	(FUTURE) 12.5 TON
DESIGNATION	AC-1.1 (VRF)	LVL 4, 5, & 6 & RETAIL	LVL 4, 5, & 6 & RETAIL	LVL 7
AREA SERVED (VERIFY)	LOBBY	SEE PLANS	SEE PLANS	SEE PLANS
MANUFACTURER	TRANE	TRANE	TRANE	TRANE
AHU MODEL NO.	VRF INDOOR UNIT	TAM7A0C36	TAM7A0B60	TWE180B3
COOLING COIL MODEL	4TVD0024B100			
CONDENSING UNIT MODEL No.	--	4TWZ0036	4TWZ0060	TTA150B3
COMBINED RATINGS				
TOTAL SENSIBLE CAPACITY BTU/h	18,000	28,200	44,800	148,000
GRAND TOTAL CAPACITY BTU/h	24,000	37,200	58,100	144,000
TOTAL HEATING CAPACITY BTU/h	17,000	25,500	34,000	148,000
ENERGY EFFICIENCY RATIO EER	19.0 SEER	19.0 SEER	17.25 SEER	9.8 SEER
COEFFICIENT OF PERFORMANCE, COP	3.9	3.9	3.6	--
FAN COIL UNIT				
TYPE	HORIZONTAL	VERTICAL	VERTICAL	HORIZONTAL
TOTAL AIR SUPPLY CFM (RPM)	800	1200	2,000	5,000
OUTSIDE AIR, CFM	SEE CALCS	SEE CALCS	SEE CALCS	SEE CALC.
ENTERING AIR CONDITIONS °Fdb/°Fwb	80/67	80/67	80/67	80/67
EXTERNAL STATIC PRESSURE, "H_2O	0.40	0.43	0.50	0.50
FAN SPEED	---	---	---	---
FAN MOTOR, HP	1/2	1/2	1.0	1.0
ELECTRICAL SERVICE AVAILABLE	208-1-60	208-1-60	208-1-60	208-3-60
RUNNING LOAD AMPS	3.0	3.0	5.5	--
ELECTRIC RESISTANCE HEATER SIZE, kW (208 V)	5 KW	7.5 KW	10 KW	10 KW
UNIT WEIGHT, lbs	140	150	2000	--
CONDENSING UNIT				
TYPE	AIR COOLED	AIR COOLED	AIR COOLED	AIR COOLED
LOCATION	SEE PLANS	SEE PLANS	SEE PLANS	SEE PLANS
AMBIENT AIR TEMPERATURE, Fdb	95 °F	95 °F	95 °F	95 °F
ELECTRICAL SERVICE AVAILABLE	208-1-60	208-1-60	208-1-60	208-3-60
COMPRESSOR, RLA.	8.1	13.7	23.4	--
MINIMUM CIRCUIT AMPS	14	20	31	--
MAXIMUM FUSE SIZE, AMPS	20	30	50	--
UNIT WEIGHT, lbs	340	345	430	--
ACCESSORIES				
REFRIGERANT TYPE	R-410	R-410	R-410	R-410
REFRIGERANT PIPING LENGHT, ft.	SEE PLANS	SEE PLANS	SEE PLANS	SEE PLANS
LIQUID LINE TYPE, in. O.D. (*)	(3)	(3)	(3)	(3)
SUCTION LINE SIZE, in. O.D. (*)	(3)	(3)	(3)	(3)
THERMOSTAT	COOL - HEAT	COOL - HEAT	COOL - HEAT	COOL - HEAT
FILTER TYPE	1" THROW AWAY	1" THROW AWAY	1" THROW AWAY	1" THROW AWAY
DUCT SMOKE DETECTOR				

NOTES

(*) FOR REFRIGERANT PIPE SIZING, SEE MANUFACTURER RECOM. & SPECS.
(1) PROVIDE SINGLE POINT ELECTRICAL CONNECTION WITH FACTORY PRE-WIRED ELECTRIC HEATER
(2) PROVIDE AIR HANDLING UNIT WITHFACTORY INSTALLED CIRCUIT BREAKER
(3) INSTALL REFRIGERANT PIPING SIZE AND ACCESSORIES PER FACTORY SPECIFICATIONS.
(4) PROVIDE LIQUID & SUCTION SERVICE VALVES
(5) PROVIDE LIQUID SOLENOID VALVE, SIGH GLASS & LIQUID LINE FILTER DRYER.
(6) PROVIDE THERMOGUARD, HELISITE OR EQUIVALENT COIL COATING FOR CONDENSING COIL (MIN. 5,000 HRS., PER ASTM B117-97, FACTORY APPLIED AND CERTIFIED) WHEN IT IS INSTALLED IN CORROSIVE CONDITIONS.
(7) CABINET COATING (MIN. 1,000 HRS. FACTORY APPLIED AND CERTIFIED)

TENARQUITECTOS

design 41 @

112-130 NE 41 STREET, MIAMI, FLORIDA

Client: Design District Development Partners LLC.
813-766-5460
www.design-41.com

Design Architect:
TEN ARQUITECTOS
227 W 29th Street, 11th Floor New York, NY 10001
P 212.620.0794 F 212.620.0798

Executive Architect:
DTI DESIGN TECH INTERNATIONAL
14125 NW 80th Street, Suite 303, Miami Lakes, FL 33016
RA26001933 P (786) 235.9097 F (305) 362.4420

DesignTech International
Associates, Inc. AA26001933
Architecture • Planning • Interior Design
14125 N.W. 80th Ave. Suite 303
Miami Lakes, Fl. 33016
T. 786-235-9097
F. 305-362-4420
dtiinfo@dtiarchitect.com
www.dtiarchitect.com

SEAL:

CARLOS PIZARRO, R.A. AR- 0013079

Consulting Engineers:
McNamara/Salvia Inc.
One Biscayne Tower, Suite 3795, 2 South Biscayne Bvd.
Miami, Florida 33131 P (305) 579.5785 Ext. 201

Mech/Elec./Plumbing Engineer:
Franyie Engineers Inc.
10610 N.W. 27 Street, Miami, Florida 33172
P (305) 592.1360 F (305) 594.9279

KEY PLAN:


41st STREET
1st AVENUE
2nd AVENUE
40th STREET
(NOT TO SCALE)

4-22-13 PERMIT SET

PERMIT SET:		04/22/13
2 LEED COORD.	AAF	5-21-13
5 PERMIT MODS	AAF	6-19-13
14 REV. CLIENT	AFF	8-22-14
17 REV. CLIENT	AFF	1-30-15
18 B.D. COMM	AFF	5-8-15

PROJECT NO.: 2012_138
DRAWN BY:
CHECKED BY:
SCALE: 1/8" = 1'-0
DRAWING TITLE:

HVAC SCHEDULES

SHEET NO.:

M-401

ALEJANDRO FRANYIE LICENSE No. 73089 STATE OF FLORIDA PROFESSIONAL ENGINEER

ANTONIO FRANYIE PE #11840 MECH
VIVIANA FRANYIE PE ME
Certificate of Authorization # 00002906
10610 NW 27 Street, Miami FL 33172
TEL: (305) 592-1360 FAX: (305) 594-9279
www.franyieengineers.com
2-25-13
JOB NUMBER 12-201

<u>**EXHIBIT "C"**</u>

<u>**FLOOR PLAN**</u>


Suite 108
1,832 SF
Suite 106
1,529 SF
GAUCHO
Suite 104
1,060 SF
Suite 102
899 SF
Suite 100
1,588 SF

EXHIBIT "D"

RULES AND REGULATIONS

1. In the event of any conflict between the terms of these rules and regulations and the express provisions of the Lease, the express, applicable provisions of the Lease shall control. Landlord reserves the right, without the approval of Tenant, to rescind, add to and amend any rules or regulations with respect to any tenant or tenants. Tenant shall provide a copy of these rules and regulations to each of its employees to facilitate compliance with these standards.

2. The sidewalks, walks, plaza entries, corridors, ramps, staircases and elevators of the premises shall not be obstructed, and shall not be used by Tenant, or the employees, agents, servants, visitors or invitees of Tenants, for any purpose other than ingress and egress to and from the Premises.

3. No freight, furniture or other large or bulky merchandise or equipment of any description will be received into the Premises or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved or designated by Landlord, and then only upon having been scheduled in advance. Although Landlord or its personnel may participate or assist in the supervision of such movement, Tenant assumes financial responsibility for all risks as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including any equipment, property or personnel of Landlord damaged or injured in connection with carrying out this service for Tenant.

4. Tenant, or the employees, agents, servants, visitors or invitees of Tenant, shall not at any time place, leave or discard any rubbish, paper, articles, or object of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Premises.

5. Tenant shall not place, or cause or allow to be placed, any sign, placard, picture, advertisement, notice or lettering whatsoever, in, about or on the exterior of the Premises or Building except in and at such places as may be designated by Landlord and consented to by Landlord in writing. Any such sign, placard, advertisement, picture, notice or lettering so placed without such consent may be removed by Landlord without notice to and at the expense of Tenant. All lettering and graphics on corridor doors shall conform to the building standard prescribed by Landlord.

6. Tenant shall not place, or cause or allow to be placed, any satellite dish, communications equipment, computer or microwave receiving equipment, antennae or other similar equipment about or on the exterior of the Premises. Any such equipment so placed may be removed by Landlord without notice to and at the expense of Tenant.

7. Canvassing, soliciting or peddling in the Building and or Premises is prohibited and Tenant shall cooperate reasonably to prevent same.

8. Only workmen employed, designated or approved by Landlord may be employed for repairs, installations, alterations, painting, material moving and other similar work that may be done in or on the Premises.

9. Tenant shall not bring or permit to be brought or kept in or on the Premises any inflammable, combustible, corrosive, caustic, poisonous, or explosive substance, or firearms, or cause or permit any odors to permeate in or emanate from the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of light, radiation, magnetism, noise odors and/or vibrations.

10. Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord which consent shall not be unreasonable or delayed.

11. All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use.

12. Tenant shall give immediate notice to Landlord in case of known theft, unauthorized solicitation or accident in the Premises or of known defects therein or in any fixtures or equipment, or of any known emergency in the Building.

13. Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others without Landlord's prior written permission.

14. No animals or birds shall be brought or kept in or about the Premises, with the exception of certified service animals dogs accompanying handicapped persons.

15. No awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Premises within the Building may be installed by Tenant without Landlord's prior written consent.

16. Tenant shall not place, install or operate within the Premises or any other part of the Building any engine, stove, or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

17. No portion of the Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

18. Tenant shall at all times keep the Premises neat and orderly.

19. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who (or whose employees or invitees) shall have caused such damage.

20. All tenant modifications resulting from alterations or physical additions in or to the Premises must conform to all applicable building and fire codes. Tenant shall obtain written approval from the management office prior to commencement of any such modifications and shall deliver as built plans to the management office upon completion.

21. Tenant and its agents, contractors and subcontractors shall not, during business hours, perform demolition, operate jackhammers, drills, or conduct other activities which produce excessive noise or vibrations.

22. Tenant shall not park (and shall insure that Tenant's employees, agents, and invitees do not park) in any reserved parking space other than those reserved parking spaces, if any, specifically assigned to Tenant. Any vehicle improperly parked, or parked in any unauthorized parking area, shall be towed at the vehicle owner's expense and without further or additional notice.

23. Persons using the parking area do so at their own risk. Landlord specifically disclaims all liability, except when caused solely by its gross negligence or willful misconduct, for any personal injury incurred users of the parking area, their agents, employees, family, friends, guests or invitees, or as a result of damage to, theft of, or destruction of any vehicle or any contents thereof as a result of the operation or parking of vehicles.

EXHIBIT "E"

GUARANTY OF LEASE

WHEREAS, GAUCHO GROUP, INC., a Delaware corporation (**"Tenant"**) is desirous of entering into a lease agreement (**"Lease"**) with DESIGN DISTRICT DEVELOPMENT PARTNERS, LLC, a Florida limited liability company, (**"Landlord"**), dated of even date herewith, consisting of Suite 106 of the building known as "Design 41" located at 112 N.E. 41st Street, Miami, in the County of Miami-Dade, State of Florida.

WHEREAS, GAUCHO GROUP HOLDINGS, INC., a Delaware corporation (**"Guarantor"**) as the parent company of Tenant or as otherwise related to the Tenant that it will be benefited if Tenant obtains the Lease from Landlord.

WHEREAS, Landlord has refused to enter into the Lease with Tenant unless Guarantor guarantees the payment and performance of the obligations under the Lease in the manner herein set forth.

NOW, THEREFORE, as a material inducement for Landlord to enter into the Lease, the Guarantor hereby unconditionally guarantees to Landlord, its successors and assigns, the prompt and full payment and performance of all Tenant's obligations under the Lease, as follows:

1. Guarantor unconditionally guarantees to Landlord and the successors and assigns of Landlord, the prompt payment of all rent (fixed, additional or other) under the Lease, beyond any applicable curative periods. Each such payment may be recovered in a separate action as it comes due under the Lease. Landlord shall have the absolute right to seek one or more money judgments for each cause of action based solely upon this Guaranty.

2. Guarantor unconditionally guarantees the prompt performance of all of Tenant's obligations under the Lease, whether now existing or arising in the future, of any nature and description whatsoever, or any other document or agreement entered into in connection therewith, at such time or times as required by the terms of the Lease or any such other document or agreement.

3. Any act of Landlord or the successors or assigns of Landlord consisting of a waiver or change of any of the terms or conditions of the Lease, or the giving of any consent to any matter or thing relating to the Lease including, without limitation, consent to a change in ownership of the Tenant or to the assignment and the successive assignments of the Lease and any modifications thereof including, without limitation, the subletting and changing of the use of the subject premises, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder.

4. The obligations of Guarantor under this Guaranty are direct, unconditional and completely independent of the obligations of Tenant. Landlord may exercise any of its rights under this Guaranty, including, without limitation, bringing and prosecuting any action against Guarantor without the necessity of joining Tenant to the action, of previously realizing upon any security then held by Landlord under the Lease, or previously proceeding against or exhausting any remedy against Tenant, any other guarantor of the Lease, or any other person who might have become liable for Tenant's obligations under the Lease.

5. The liability of Guarantor hereunder shall in no way be affected by: (a) the release or discharge of Tenant in any creditors', receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's said liability under the Lease, resulting from the operation of any applicable bankruptcy law or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) any disability or other defense of Tenant; or (e) the cessation from any cause whatsoever of the liability of Tenant.

6. Guarantor hereby specifically waives any and all defenses to any action or proceeding brought to enforce this Guaranty or any part of this Guaranty, either at law or in equity, except the defense that payment or performance has actually been made to Landlord. Without limiting the foregoing in any way, but merely by way of illustration, Guarantor

specifically waives all technical, dilatory or non-meritorious defenses, and any defense predicated upon: (a) disability on the part of Tenant; (b) change or modification in the terms of the Lease; (c) indulgence or forbearance by Landlord and the enforcement of any term of the Lease: (d) a release of all or any part of the security for the Lease, whether for valuable consideration or otherwise; (e) Landlord's acquiring additional security for the Lease; (f) the substitution of different security in exchange for all or any part of the original security for the Lease obligations; (g) the fact that there may be persons other than Guarantor solvent and responsible for the payment or performance of all or any part of Tenant's obligations under the Lease; (h) the fact that there may hereafter be another guarantor or other guarantors of all or any part of the Tenant's obligations under the Lease; (i) the full or partial release of the obligations of any other or future guarantors of all or any part of the Tenant's obligations under the Lease ; and/or the failure of the Landlord to exhaust any remedies against Tenant.

7. Landlord shall not be required (a) to notify Guarantor of any failure by Tenant to meet any obligations under the Lease; (b) to notify Guarantor of any other default by Tenant under the Lease or by any other guarantor of the Lease; nor (c) to make any presentment or demand on Guarantor. Guarantor hereby waives any right to any notice or demand whatsoever before Landlord commences to enforce its rights under this Guaranty, whether by judicial proceedings or in any other manner.

8. Until all the covenants and conditions in the Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor; (a) shall have no right of subrogation against Tenant by reason of any payments or acts or performance by the Guarantor in compliance with the obligations of the Guarantor hereunder; (b) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payment or acts of performance in compliance with the obligations of Guarantor hereunder; and (c)n subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to the Landlord under the Lease.

9. Guarantor agrees to pay any expenses incurred by Landlord in the collection or enforcement of this Guaranty, including costs and reasonable attorney's fees (including those incurred for appellate proceedings) in the event that Landlord shall be obligated to resort to the courts or require the services of an attorney to collect under this Guaranty. In this regard, in the event of any litigation between the parties under this Guaranty, the prevailing party shall be entitled to reasonable attorney's fees and court costs at all trial and appellate levels.

10. In order to induce Landlord to enter into the Lease with Tenant, and knowing that Landlord shall rely on the within warranty and representation, Guarantor warrants and represents to Landlord that Guarantor shall be benefited if Landlord enters into the Lease with Tenant.

11. The rights and authority granted to Landlord in this Guaranty shall inure to the benefit of its successors and assigns, and the agreements by Guarantor contained in this Guaranty shall bind Guarantor and Guarantor's heirs, personal representatives, successors and assigns, jointly and severally.

12. Landlord may assign this Guaranty, in whole or as to such part which has not been realized upon, to any successor to Landlord without prior notice to or the consent of Guarantor.

13. Time shall be of the essence with respect to all of the provisions of this Guaranty.

14. Any determination by a court of competent jurisdiction that any provision of this Guaranty is not valid or enforceable as specifically set forth shall not result in such provision being declared invalid, but the same shall be modified, if possible, in such a manner so as to result in it being valid and enforceable to the maximum extent permitted by law; if such modification is not possible, then such provision shall be deemed stricken and severed from this Guaranty, and the remaining provisions shall remain in full force and effect.

15. This Guaranty shall be governed by, and construed and enforced in accordance with the laws of the State of Florida.

16. **GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS WHICH HE MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT**

AGAINST HIM BY LANDLORD ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY.

17. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by both the Guarantor and the Landlord.

18. Any litigation arising between the parties shall be maintained solely in the state court of competent jurisdiction in Miami-Dade County, Florida, and the Landlord, Tenant and Guarantor hereby irrevocably themselves to the jurisdiction of said courts for all purpose in connection herewith.

IN WITNESS WHEREOF, the Guarantor has hereunto signed this document as of the 8th day of April, 2021.

GAUCHO GROUP HOLDINGS, INC., a Delaware corporation

By: [signature]
Print Name: Scott Mathis
Its: CEO
Tax ID #: 52-2158952

STATE OF FLORIDA)
) ss:
COUNTY OF DADE)

The foregoing instrument was acknowledged before me by means of [X] physical presence or [ ] online notarization, this 8th day of April, 2021 by Scott Mathis as CEO of GAUCHO GROUP HOLDINGS, INC., a Delaware corporation , who is personally known to me or who has produced FLDL as identification.

Derek Becker
NOTARY PUBLIC
STATE OF FLORIDA
Comm# GG958445
Expires 6/7/2024

[Notary Seal]

[signature]
Notary
Print Name: Derek Becker
My Commission

EXHIBIT "F"

CERTIFICATE AFFIRMING DATES

This Certificate is being provided pursuant to that certain Commercial Lease Agreement dated as of ___________________, 202_ (the "**Lease**"), by and between DESIGN DISTRICT DEVELOPMENT PARTNERS, LLC, a Florida limited liability company ("**Landlord**") and GAUCHO GROUP, INC., a Delaware corporation ("**Tenant**"). The parties to the Lease desire to confirm the following:

1. The Commencement Date is _____________, ____.

2. The Rent Commencement Date is ____________, ____.

3. The Expiration Date is _______________, ____.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate under seal on ___________________, ____.

LANDLORD:

DESIGN DISTRICT DEVELOPMENT PARTNERS, LLC, a Florida limited liability company

By: ________________________________
Benjamin R. Norton, Manager

TENANT:

GAUCHO GROUP, INC., a Delaware corporation

By: ________________________________
Print Name: Scott Mathis
Title President

{38789807;4}R